As filed with the Securities and Exchange Commission on February 26, 1996 FILE NO. 811-8928


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM N-1A



                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940


                                 Amendment No. 1


                               REPUBLIC PORTFOLIOS
               (Exact Name of Registrant as Specified in Charter)


                    Post Office Box 2494, Elizabethan Square,
                George Town, Grand Cayman, Cayman Islands, B.W.I.
                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, Including Area Code: (809) 945-1824


       Philip W. Coolidge, 6 St. James Avenue, Boston, Massachusetts 02116
                     (Name and Address of Agent for Service)


                Copy to:         Alan S. Mostoff, Esq.
                                 Dechert Price & Rhoads
                                 1500 K Street, N.W.
                                 Washington, D.C.  20005

RF045.EDG
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EXPLANATORY NOTE

         This Registration Statement has been filed by Republic Portfolios (the "Registrant") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.


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FT4174A

                                     PART A
                             FIXED INCOME PORTFOLIO

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instructions F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

         Republic Portfolios (the "Portfolio Trust") is a diversified, open-end management investment company which was organized as a trust under the law of the State of New York on November 1, 1994. Beneficial interests of the Portfolio Trust are divided into actual and potential series, only one of which, Fixed Income Portfolio (the "Portfolio") is described herein. Additional series may be established in the future. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Republic National Bank of New York ("Republic" or the "Manager") is the investment manager of the Portfolio. Miller Anderson & Sherrerd ("MAS" or the "Sub-Adviser") continuously manages the investments of the Portfolio.

         The investment objective of the Portfolio is to seek to realize above-average total return over a market cycle of three to five years, consistent with reasonable risk, through investment primarily in a diversified portfolio of U.S. Government securities, corporate bonds, mortgage-backed securities and other fixed-income securities. The Portfolio's average weighted maturity will ordinarily exceed five years.

         References in this Part A to "Part B" are to the Part B relating to the Portfolio.

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INVESTMENT OBJECTIVE

         The investment objective of the Portfolio is to seek to realize above-average total return over a market cycle of three to five years, consistent with reasonable risk, through investment in a diversified portfolio of U.S. Government securities, corporate bonds (including bonds rated below investment grade commonly referred to as junk bonds), foreign fixed income securities, mortgage-backed securities of domestic issuers and other fixed-income securities. The Portfolio's average weighted maturity will ordinarily exceed five years.

         There can be no assurance that the investment objective of the Portfolio will be achieved. The investment objective of the Portfolio may be changed without investor approval. If there is a change in the investment objective of the Portfolio, investors should consider whether the Portfolio remains an appropriate investment in light of their then-current financial position and needs. Investors in the Portfolio shall receive 30 days prior written notice of any change in the investment objective of the Portfolio.

INVESTMENT POLICIES

         The Portfolio will normally invest at least 65% of its assets in fixed income securities. The Portfolio may invest in the following securities, which may be issued by domestic or foreign entities and denominated in U.S. dollars or foreign currencies: securities issued, sponsored or guaranteed by the U.S. government, its agencies or instrumentalities (U.S. Government securities); corporate debt securities; corporate commercial paper; mortgage pass-throughs, mortgage-backed bonds, collateralized mortgage obligations ("CMOs"), other asset-backed securities; variable and floating rate debt securities; obligations of foreign governments or their subdivisions, agencies and instrumentalities; obligations of international agencies or supranational entities; and foreign currency exchange-related securities.

         The Sub-Adviser will seek to achieve the Portfolio's objective by investing at least 80% of the Portfolio's assets in investment grade debt or fixed income securities. Investment grade debt securities are those rated by one or more nationally recognized statistical rating organizations ("NRSROs") within one of the four highest quality grades at the time of purchase (E.G., AAA, AA, A or BBB by Standard & Poor's Corporation ("S&P") or Fitch Investors Service, Inc. ("Fitch") or Aaa, Aa, A or Baa by Moody's Investors Service, Inc. ("Moody's")), or in the case of unrated securities, determined by the Sub-Adviser to be of comparable quality. Securities rated by a NRSRO in the fourth highest rating category have speculative characteristics and are subject to greater credit and market risks than higher-rated bonds. See the Appendix to this Part A for a description of the ratings assigned by Moody's, S&P,

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and Fitch.

         Up to 20% of the Portfolio's assets may be invested in preferred stock, convertible securities, and in fixed income securities that at the time of purchase are rated Ba or B by Moody's or BB or B by S&P or rated comparably by another NRSRO (or, if unrated, are deemed by the Sub-Adviser to be of comparable quality). Securities rated below "investment grade," I.E., rated below Baa by Moody's or BBB by S&P, are described as "speculative" by both Moody's and S&P. Such securities are sometimes referred to as "junk bonds," and may be subject to greater market fluctuations, less liquidity and greater risk. For a complete discussion of the special risks associated with investments in lower rated securities, see "Additional Risk Factors and Policies: High Yield/High Risk Securities."

         From time to time, the Sub-Adviser may invest more than 50% of the Portfolio's assets in mortgage-backed securities including mortgage pass-through securities and CMOs, that carry a guarantee from a U.S. government agency or a private issuer of the timely payment of principal and interest. For a description of the risks associated with mortgage-backed securities, see "Additional Risk Factors and Policies: Mortgage Related Securities." When investing in mortgage-backed securities, it is expected that the Portfolio's primary emphasis will be in mortgage-backed securities issued by governmental and government-related organizations such as the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Association ("FHLMC"). However, the Portfolio may invest without limit in mortgage-backed securities of private issuers when the Sub-Adviser determines that the quality of the investment, the quality of the issuer, and market conditions warrant such investments. It is currently not anticipated that greater than 25% of Portfolio assets will be invested in mortgage pools comprised of private organizations. Mortgage-backed securities issued by private issuers will be rated investment grade by Moody's or S&P or, if unrated, deemed by the Sub-Adviser to be of comparable quality.

         There are two methods of trading mortgage-backed securities. A specific pool transaction is a trade in which the pool number of the security to be delivered on the settlement date is known at the time the trade is made. This is in contrast with the typical mortgage transaction, called a TBA (to be announced) transaction, in which the type of mortgage securities to be delivered is specified at the time of trade but the actual pool numbers of the securities that will be delivered are not known at the time of the trade. For example, in a TBA transaction an investor could purchase $1 million 30-year FNMA 9's and receive up to three pools on the settlement date. The pool numbers of the pools to be delivered at settlement will be announced shortly before settlement takes place. The terms of the TBA trade may be made more specific

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if desired. For example, an investor may request pools with particular characteristics, such as those that were issued prior to January 1, 1990. The most detailed specification of the trade is to request that the pool number be known prior to purchase. In this case the investor has entered into a specific pool transaction. Generally, agency pass-through mortgage-backed securities are traded on a TBA basis. The specific pool numbers of the securities purchased do not have to be determined at the time of the trade.

         A mortgage-backed bond is a collateralized debt security issued by a thrift or financial institution. The bondholder has a first priority perfected security interest in collateral consisting usually of agency mortgage pass-through securities, although other assets including U.S. treasuries (including zero coupon Treasury bonds), agencies, cash equivalent securities, whole loans and corporate bonds may qualify. The amount of collateral must be continuously maintained at levels from 115% to 150% of the principal amount of the bonds issued, depending on the specific issue structure and collateral type. For a complete discussion of mortgage-backed securities, see "Additional Risk Factors and Policies: Mortgage-Backed Securities."

         A portion of the Portfolio's portfolio may be invested in bonds and other fixed income securities denominated in foreign currencies if, in the opinion of the Sub-Adviser, the combination of current yield and currency value offer attractive expected returns. These holdings may be in as few as one foreign currency bond market (such as the United Kingdom gilt market), or be spread across several foreign bond markets; however, the Portfolio does not intend to invest in the securities of Eastern European countries. When the total return opportunities in a foreign bond market appear attractive in local currency terms, but where, in the Sub-Adviser's judgment, unacceptable currency risk exists, currency futures, forwards and options and swaps may be used to hedge the currency risk. See "Additional Risk Factors and Policies: Foreign Securities."

         The Portfolio may also invest in the following instruments on a temporary basis when economic or market conditions are such that the Sub-Adviser deems a temporary defensive position to be appropriate: time deposits, certificates of deposit and bankers' acceptances issued by a commercial bank or savings and loan association; obligations of U.S. banks, foreign branches of U.S. banks (Eurodollars) and U.S. branches of foreign banks (Yankee dollars); commercial paper rated at the time of purchase by one or more NRSROs in one of the two highest categories or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated high-grade by a NRSRO; short-term corporate obligations rated high-grade by a NRSRO; U.S. Government obligations; Government agency securities issued or guaranteed by U.S. Government sponsored instrumentalities and federal agencies; and repurchase agreements

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collateralized by the securities listed above. The Portfolio may also purchase securities on a when-issued basis, lend its securities to brokers, dealers, and other financial institutions to earn income and borrow money for temporary or emergency purposes.

ADDITIONAL RISK FACTORS AND POLICIES

DERIVATIVES

         The Portfolio may invest in various instruments that are commonly known as derivatives. Generally, a derivative is a financial arrangement the value of which is based on, or "derived" from, a traditional security, asset, or market index. A mutual fund, of course, derives its value from the value of the investments it holds and so might even be called a "derivative." Some "derivatives" such as mortgage-related and other asset-backed securities are in may respects like any other investment, although they may be more volatile or less liquid than more traditional debt securities. There are, in fact, many different types of derivatives and many different ways to use them. There are a range of risks associated with those uses. Futures and options are commonly used for traditional hedging purposes to attempt to protect a fund from exposure to changing interest rates, securities prices, or currency exchange rates and for cash management purposes as a low cost method of gaining exposure to a particular securities market without investing directly in those securities. However, some derivatives are used for leverage, which tends to magnify the effects of an instrument's price changes as market conditions change. Leverage involves the use of a small amount of money to control a large amount of financial assets, and can in come circumstances, lead to significant losses. In contrast, the Portfolio may use derivatives to enhance return when the Sub-Adviser believes the investment will assist the Portfolio in achieving its investment objective, and for hedging purposes. A description of the derivatives that the Portfolio may use and some of their associated risks follows.

OPTIONS AND FUTURES TRANSACTIONS

         The Portfolio may use financial futures contracts, options on futures contracts and options (collectively, "futures and options"). In addition, the Portfolio may invest in foreign currency futures contracts and options on foreign currencies and foreign currency futures. Futures contracts provide for the sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and price. An option is a legal contract that gives the holder the right to buy or sell a specified amount of the underlying security or futures contract at a fixed or determinable price upon the exercise of the option. A call option conveys the right to buy and a put option conveys the right to sell a specified quantity of the underlying security.

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         The Portfolio will not enter into futures contracts to the extent that its outstanding obligations to purchase securities under these contracts in combination with its outstanding obligations with respect to options transactions would exceed 35% of its total assets. The Portfolio will use financial futures contracts and related options only for "bona fide hedging" purposes, as such term is defined in applicable regulations of the Commodity Futures Trading Commission, or, with respect to positions in financial futures and related options that do not qualify as "bona fide hedging" positions, will enter such non-hedging positions only to the extent that assets committed to initial margin deposits on such instruments, plus premiums paid for open futures options positions, less the amount by which any such positions are "in-the-money," do not exceed 5% of the Portfolio's net assets. The Portfolio will segregate assets or "cover" its positions consistent with requirements under the Investment Company Act of 1940, as amended ("1940 Act").

         There are several risks associated with the use of futures and options for hedging purposes. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the portfolio securities being hedged. An incorrect correlation could result in a loss on both the hedged securities in the portfolio and the hedging vehicle so that the portfolio return might have been greater had hedging not been attempted. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures contract or a futures option position. Most futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single day; once the daily limit has been reached on a particular contract, no trades may be made that day at a price beyond that limit. In addition, certain of these instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Lack of a liquid market for any reason may prevent the Portfolio from liquidating an unfavorable position and the Portfolio would remain obligated to meet margin requirements until the position is closed.

FOREIGN SECURITIES

         Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations,

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expropriation or confiscatory taxation, other taxes imposed by the foreign country on the Portfolio's earnings, assets, or transactions, limitation on the removal of cash or other assets of the Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements, and transaction costs of foreign currency conversions.

FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN
CURRENCIES

         Forward foreign currency exchange contracts ("forward contracts") are intended to minimize the risk of loss to the Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. The Portfolio may not enter into such contracts for speculative purposes. The Portfolio has no specific limitation on the percentage of assets it may commit to forward contracts, subject to its stated investment objective and policies, except that the Portfolio will not enter into a forward contract if the amount of assets set aside to cover the contract would impede portfolio management.

         A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security. The Portfolio may also purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired.

         The Portfolio may also combine forward contracts with investments in securities denominated in other currencies in order to achieve desired credit and currency exposures. Such combinations are generally referred to as synthetic securities. For example, in lieu of purchasing a foreign bond, the Portfolio may purchase a U.S. dollar-denominated security and at the same time enter into a forward contract to exchange U.S. dollars for the contract's underlying currency at a future date. By matching the amount of U.S. dollars to be exchanged with the anticipated value of the U.S. dollar-denominated security, the Portfolio may be able

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to lock in the foreign currency value of the security and adopt a synthetic investment position reflecting the credit quality of the U.S. dollar-denominated security.

         There is a risk in adopting a synthetic investment position to the extent that the value of a security denominated in U.S. dollars or other foreign currency is not exactly matched with the Portfolio's obligation under the forward contract. On the date of maturity the Portfolio may be exposed to some risk of loss from fluctuations in that currency. Although the Sub-Adviser will attempt to hold such mismatching to a minimum, there can be no assurance that the Sub-Adviser will be able to do so. When the Portfolio enters into a forward contract for purposes of creating a synthetic security, it will generally be required to hold high-grade, liquid securities or cash in a segregated account with a daily value at least equal to its obligation under the forward contract.

HIGH YIELD/HIGH RISK SECURITIES

         Securities rated lower than Baa by Moody's or lower than BBB by S&P are sometimes referred to as "high yield" or "junk" bonds. In addition, securities rated Baa (Moody's) and BBB (S&P) are considered to have some speculative characteristics.

         Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield securities may be regarded as predominately speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolio to achieve its investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolio were investing in higher quality securities.

         High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of high yield securities defaults, the Portfolio may incur additional expenses to seek recovery. In the case of high yield securities structured as zero coupon or payment-in-kind securities, the market prices of such securities are affected to a greater extent by interest rate

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changes and, therefore, tend to be more volatile than securities which pay interest periodically and in cash.

         The secondary markets on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily net asset value of the Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market.

         The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. The Sub-Adviser does not rely solely on credit ratings when selecting securities for the Portfolio, and develops its own independent analysis of issuer credit quality. If a credit rating agency changes the rating of a portfolio security held by the Portfolio, the Portfolio may retain the security if the Sub-Adviser deems it in the best interest of the Portfolio's investors.

ZERO COUPON OBLIGATIONS

         The Portfolio may invest in zero coupon obligations, which are fixed-income securities that do not make regular interest payments. Instead, zero coupon obligations are sold at substantial discounts from their face value. The difference between a zero coupon obligation's issue or purchase price and its face value represents the imputed interest an investor will earn if the obligation is held until maturity. Zero coupon obligations may offer investors the opportunity to earn higher yields that those available on ordinary interest-paying obligations of similar credit quality and maturity. However, zero coupon obligation prices may also exhibit greater price volatility than ordinary fixed-income securities because of the manner in which their principal and interest are returned to the investor.

MORTGAGE-RELATED SECURITIES

         MORTGAGE-BACKED SECURITIES. The Portfolio may invest in mortgage-backed certificates and other securities representing ownership interests in mortgage pools, including CMOs. Interest and principal payments on the mortgages underlying mortgage-backed securities are passed through to the holders of the mortgage-backed securities. Mortgage-backed securities currently offer yields higher than those available from many other types of fixed-income securities, but because of their prepayment aspects, their price volatility and yield characteristics will change based on changes

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in prepayment rates. Generally, prepayment rates increase if interest rates fall and decrease if interest rates rise. For many types of mortgage-backed securities, this can result in unfavorable changes in price and yield characteristics in response to changes in interest rates and other market conditions. For example, as a result of their prepayment aspects, the Portfolio's mortgage-backed securities may have less potential for capital appreciation during periods of declining interest rates than other fixed income securities of comparable maturities, although such obligations may have a comparable risk of decline in market value during periods of rising interest rates.

         Mortgage-backed securities have yield and maturity characteristics that are dependent on the mortgages underlying them. Thus, unlike traditional debt securities, which may pay a fixed rate of interest until maturity when the entire principal amount comes due, payments on these securities include both interest and a partial payment of principal. In addition to scheduled loan amortization, payments of principal may result from the voluntary prepayment, refinancing or foreclosure of the underlying mortgage loans. Such prepayments may significantly shorten the effective durations of mortgage-backed securities, especially during periods of declining interest rates. Similarly, during periods of rising interest rates, a reduction in the rate of prepayments may significantly lengthen the effective durations of such securities.

         Investment in mortgage-backed securities poses several risks, including prepayment, market, and credit risk. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment's average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower. Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing payments as interest rates rise. Besides the effect of prevailing interest rates, the rate of prepayment and refinancing of mortgages may also be affected by home value appreciation, ease of the refinancing process and local economic conditions.

         Market risk reflects the risk that the price of the security may fluctuate over time. The price of mortgage-backed securities may be particularly sensitive to prevailing interest rates, the length of time the security is expected to be outstanding, and the liquidity of the issue. In a period of unstable interest rates, there may be decreased demand for certain types of mortgage-backed securities, and a Portfolio invested in such securities wishing to sell them may find it difficult to find a buyer, which may in turn decrease the price at which they may be sold.

         Credit risk reflects the risk that the Portfolio may not

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receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S. government-related entities are guaranteed as to the payment of principal and interest, but are not backed by the full faith and credit of the U.S. government. The performance of private label mortgage-backed securities, issued by private institutions, is based on the financial health of those institutions.

         For further information, see Part B.

         STRIPPED MORTGAGE-BACKED SECURITIES. The Portfolio may invest in Stripped Mortgage-Backed Securities ("SMBS") which are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government and private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing. The Portfolio's investments in SMBS will be limited to 10% of net assets.

         SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. One type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In some cases, one class will receive all of the interest (the interest-only or IO class), while the other class will receive all of the principal (the principal-only or PO class). The yield to maturity on an IO class extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on yield to maturity. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Portfolio may fail to fully recoup its initial investment in these securities, even if the security is in one of the highest rating categories.

         Although SMBS are purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities were only recently developed. As a result, established trading markets have not yet developed and, accordingly, certain of these securities may be deemed illiquid and subject to the Portfolio's limitations on investment in illiquid securities. For further information on these securities, see Part B.

         OTHER ASSET-BACKED SECURITIES. The Portfolio may invest in securities representing interests in other types of financial assets, such as automobile-finance receivables or credit-card receivables. Such securities are subject to many of the same risks as are mortgage-backed securities, including prepayment risks and

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risks of foreclosure.  They may or may not be secured by the receivables themselves or may be unsecured obligations of their issuers. For further information on these securities, see Part B.

REPURCHASE AGREEMENTS

         The Portfolio may invest in repurchase agreements collateralized by U.S. Government securities, certificates of deposit and certain bankers' acceptances. Repurchase agreements are transactions by which the Portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. The Sub-Adviser will continually monitor the value of the underlying securities to ensure that their value, including accrued interest, always equals or exceeds the repurchase price. Repurchase agreements are considered to be loans collateralized by the underlying security under the 1940 Act, and therefore will be fully collateralized.

         The use of repurchase agreements involves certain risks. For example, if the seller of an agreement defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Portfolio may incur a loss upon disposition of those securities. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of the Portfolio and therefore subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the underlying securities. While the Portfolio Trust's management acknowledges these risks, it is expected that they can be controlled through stringent security selection criteria and careful monitoring procedures.

ILLIQUID INVESTMENTS

         The Portfolio may invest up to 15% of its net assets in securities that are illiquid by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities (i) eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 or (ii) commercial paper issued pursuant to Section 4(2) under the Securities Act of 1933 that are determined to be liquid in accordance with guidelines established by the Portfolio Trust's Board of Trustees. There may be delays in selling these securities and sales may be made at less favorable prices.

         Factors that the Portfolio must consider in determining whether a particular Rule 144A security is liquid include the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and the nature of the market for the security (I.E., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Investing in Rule 144A securities could have the effect of increasing the level of the Portfolio's illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

         The Portfolio has a separate policy that no more than 10% of its assets may be invested in securities which are restricted as to re-sale, including Rule 144A and Section 4(2) securities.

BRADY BONDS

         A portion of the Portfolio's portfolio may be invested in certain debt obligations customarily referred to as Brady Bonds, which are created through the exchange of existing commercial bank loans to foreign entities for new obligations in connection with debt restructuring under a plan introduced by former Treasury Secretary Nicholas F. Brady (the "Brady Plan"). Brady Bonds have been issued only recently and, accordingly, do not have a long payment history. They may be collateralized or uncollateralized and issued in various currencies (although most are dollar-denominated) and are actively traded in the over-the-counter secondary market. For further information on these securities, see Part B.

FLOATING AND VARIABLE RATE OBLIGATIONS

         Certain obligations that the Portfolio may purchase may have a floating or variable rate of interest, I.E., the rate of interest varies with changes in specified market rates or indices, such as the prime rates, and at specified intervals. Certain floating or variable rate obligations that may be purchased by the Portfolio may carry a demand feature that would permit the holder to tender them back to the issuer of the underlying instrument, or to a third party, at par value prior to maturity. The demand features of certain floating or variable rate obligations may permit the holder to tender the obligations to foreign banks, in which case the ability to receive payment under the demand feature will be subject to certain risks, as described under "Foreign Securities," above.

INVERSE FLOATING RATE OBLIGATIONS

         The Portfolio may invest in inverse floating rate obligations ("inverse floaters"). Inverse floaters have coupon rates that vary inversely at a multiple of a designated floating rate, such as

LIBOR (London Inter-Bank Offered Rate). Any rise in the reference rate of an inverse floater (as a consequence of an increase in interest rates) causes a drop in the coupon rate while any drop in the reference rate of an inverse floater causes an increase in the coupon rate. In addition, like most other fixed-income securities, the value of inverse floaters will generally decrease as interest rates increase. Inverse floaters may exhibit substantially greater price volatility than fixed rate obligations having similar credit quality, redemption provisions and maturity, and inverse floater CMOs exhibit greater price volatility than the majority of mortgage pass-through securities or CMOs. In addition, some inverse floater CMOs exhibit extreme sensitivity to changes in prepayments. As a result, the yield to maturity of an inverse floater CMO is sensitive not only to changes in interest rates, but also to changes in prepayment rates on the related underlying mortgage assets.

BANKING INDUSTRY AND SAVINGS AND LOAN INDUSTRY OBLIGATIONS

         As a temporary defensive measure, the Portfolio may invest in certificates of deposit, time deposits, bankers' acceptances, and other short-term debt obligations issued by commercial banks and savings and loan associations ("S&Ls"). Certificates of deposit are receipts from a bank or S&L for funds deposited for a specified period of time at a specified rate of return. Time deposits in banks or S&Ls are generally similar to certificates of deposit but are uncertificated. Bankers' acceptances are time drafts drawn on commercial banks by borrowers, usually in connection with international commercial transactions. The Portfolio may not invest in time deposits maturing in more than seven days. The Portfolio will limit its investment in time deposits maturing from two business days through seven calendar days to 15% of its total assets.

         The Portfolio will not invest in any obligation of a commercial bank unless (i) the bank has total assets of at least $1 billion, or the equivalent in other currencies or, in the case of domestic banks which do not have total assets of at least $1 billion, the aggregate investment made in any one such bank is limited to $100,000 and the principal amount of such investment is insured in full by the Federal Deposit Insurance Corporation (the "FDIC"), (ii) in the case of U.S. banks, it is a member of the FDIC and (iii) in the case of foreign branches of U.S. banks, the security is deemed by the Sub-Adviser to be of an investment quality comparable with other debt securities which may be purchased by the Portfolio.

         The Portfolio may also invest in obligations of U.S. banks, foreign branches of U.S. banks (Eurodollars) and U.S. branches of foreign banks (Yankee dollars) as a temporary defensive measure. Euro and Yankee dollar investments will involve some of the same risks as investing in foreign securities, as described above and in

Part B.

LOANS OF PORTFOLIO SECURITIES

         The Portfolio may lend its securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. Loans of securities will be collateralized by cash, letters of credit, or securities issued or guaranteed by the U.S. Government or its agencies. The collateral will equal at least 100% of the current market value of the loaned securities. In addition, the Portfolio will not loan its portfolio securities to the extent that greater than one-third of its total assets, at fair market value, would be committed to loans at that time.

FIRM COMMITMENT AGREEMENTS AND WHEN-ISSUED SECURITIES

         The Portfolio may purchase and sell securities on a when- issued or firm-commitment basis, in which a security's price and yield are fixed on the date of the commitment but payment and delivery are scheduled for a future date. On the settlement date, the market value of the security may be higher or lower than its purchase or sale price under the agreement. If the other party to a when-issued or firm-commitment transaction fails to deliver or pay for the security, the Portfolio could miss a favorable price or yield opportunity or suffer a loss. The Portfolio will not earn interest on securities until the settlement date. The Portfolio will maintain in a segregated account with the custodian cash or liquid, high grade debt securities equal (on a daily marked-to- market basis) to the amount of its commitment to purchase the securities on a when-issued basis.

SWAPS, CAPS, FLOORS AND COLLARS

         The Portfolio may enter into swap contracts and other similar instruments in accordance with its policies. A swap is an agreement to exchange the return generated by one instrument for the return generated by another instrument. The payment streams are calculated by reference to a specified index and agreed upon notional amount. The term specified index includes currencies, fixed interest rates, prices and total return on interest rate indices, fixed-income indices, stock indices and commodity indices (as well as amounts derived from arithmetic operations on these indices). For example, the Portfolio may agree to swap the return generated by a fixed-income index for the return generated by a second fixed-income index. The currency swaps in which the Portfolio may enter will generally involve an agreement to pay interest streams calculated by reference to interest income linked to a specified index in one currency in exchange for a specified index in another currency. Such swaps may involve initial and final exchanges that correspond to the agreed upon notional amount.

         The swaps in which the Portfolio may engage also include rate caps, floors and collars under which one party pays a single or periodic fixed amount(s) (or premium) and the other party pays periodic amounts based on the movement of a specified index.

         The Portfolio will usually enter into swaps on a net basis, I.E., the two return streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Portfolio receiving or paying, as the case may be, only the net amount of the two returns. The Portfolio's obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of cash, U.S. Government securities, or high grade debt obligations, to avoid any potential leveraging. The Portfolio will not enter into any swap agreement unless the unsecured commercial paper, senior debt or the claims-paying ability of the counterparty is rated AA or A-1 or better by S&P or Aa or P-1 or better by Moody's, rated comparably by another NRSRO or determined by the Sub-Adviser to be of comparable quality.

         Interest rate swaps do not involve the delivery of securities, other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that the Portfolio is contractually obligated to make. If the other party to an interest rate swap defaults, the Portfolio's risk of loss consists of the net amount of interest payments that the Portfolio is contractually entitled to receive. In contrast, currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. If there is a default by the counterparty, the Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed and, accordingly, they are less liquid than swaps.

         The use of swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Sub-Adviser is incorrect in its forecasts of market values, interest rates and currency exchange rates, the investment performance of the Portfolio would be less favorable than it would have been if this investment technique were not used.

PORTFOLIO TURNOVER

         The Sub-Adviser manages the Portfolio generally without regard to restrictions on portfolio turnover, except those imposed by provisions of the federal tax laws regarding short-term trading. In general, the Portfolio will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held. The Portfolio's annual turnover rate may exceed 100% due to changes in portfolio duration, yield curve strategy or commitments to forward delivery mortgage-backed securities. However, it is expected that the annual turnover rate for the Portfolio will not exceed 250%. For the period from January 9, 1995 (commencement of operations) to October 31, 1995, the portfolio turnover rate was 100%.

INVESTMENT RESTRICTIONS

         The Portfolio has adopted certain investment restrictions designed to reduce exposure to specific situations. Some of these investment restrictions are:

         (1) with respect to 75% of its assets, the Portfolio will not purchase securities of any issuer if, as a result, more than 5% of the Portfolio's total assets taken at market value would be invested in the securities of any single issuer, except that this restriction does not apply to securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities;

         (2) with respect to 75% of its assets, the Portfolio will not purchase a security if, as a result, the Portfolio would hold more than 10% of the outstanding voting securities of any issuer;

         (3) the Portfolio will not invest more than 5% of its total assets in the securities of issuers (other than securities issued or guaranteed by U.S. or foreign governments or political subdivisions thereof) which have (with predecessors) a record of less than three years of continuous operation;

         (4) the Portfolio will not acquire any securities of companies within one industry, except for mortgage-backed securities, if, as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or instruments issued by U.S. banks when the Portfolio adopts a temporary defensive position;

         (5) the Portfolio will not make loans except (i) by purchasing debt securities in accordance with its investment objective and policies, or entering into repurchase agreements and (ii) by lending its portfolio securities;

         (6) borrow money or mortgage or hypothecate assets of the Portfolio, except that in an amount not to exceed 1/3 of the current value of the Portfolio's net assets, it may borrow money (including through reverse repurchase agreements, forward roll transactions involving mortgage-backed securities or other investment techniques entered into for the purpose of leverage), and except that it may pledge, mortgage or hypothecate not more than 1/3 of such assets to secure such borrowings, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute; for additional related restrictions, see clause (i) under the caption "State and Federal Restrictions" below;

         (7) the Portfolio will not pledge, mortgage, or hypothecate any of its assets to an extent greater than 33 1/3% of its total assets at fair market value; and

         (8) the Portfolio will not invest its assets in securities of any investment company, except by purchase in the open market involving only customary brokers' commissions or in connection with mergers, acquisitions of assets or consolidations and except as may otherwise be permitted by the 1940 Act; provided, however, that the Portfolio shall not invest in the shares of any open-end investment company unless (1) the Portfolio's Adviser waives any investment advisory fees with respect to such assets and (2) the Portfolio pays no sales charge in connection with the investment.

Limitations (1), (2), (4) and (5) and certain other limitations described in Part B are fundamental and may be changed only with the approval of the holders of a "majority of the outstanding voting securities" (as defined in the 1940
Act) of the Portfolio. The other investment restrictions described here and in Part B are not fundamental policies meaning that the Board of Trustees of the Portfolio Trust may change them without investor approval. If a percentage limitation on investment or utilization of assets as set forth above is adhered to at the time an investment is made, a later change in percentage resulting from changes in the value or total cost of the Portfolio's assets will not be considered a violation of the restriction, and the sale of securities will not be required.

ITEM 5.  MANAGEMENT OF THE PORTFOLIO TRUST.

         The business and affairs of the Portfolio Trust are managed under the direction of its Board of Trustees. The Trustees of the Portfolio Trust are Frederick C. Chen, Alan S. Parsow, Larry M.
Robbins and Michael Seely. Additional information about the Trustees, as well as the executive officers of the Portfolio Trust, may be found in Part B under the caption "Management of the Portfolio Trust -- Trustees and Officers".

         A majority of the disinterested Trustees have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of Republic Funds and of the Portfolio Trust, up to and including creating a separate Board of Trustees. See "Management of the Portfolio Trust" in Part B for more information about the Trustees and the executive officers of the Portfolio Trust.

INVESTMENT MANAGER

         Republic whose address is 452 Fifth Avenue, New York, New York 10018, serves as investment manager to the Portfolio pursuant to an Investment Management Contract with the Portfolio Trust. The Manager is not paid a fee by the Portfolio for its services.

         Republic is a wholly owned subsidiary of Republic New York Corporation, a registered bank holding company. As of December 31, 1994, Republic was the 18th largest commercial bank in the United States measured by deposits and the 17th largest commercial bank measured by shareholder equity.

         Republic and its affiliates may have deposit, loan and other commercial banking relationships with the issuers of obligations purchased for the Portfolio, including outstanding loans to such issuers which may be repaid in whole or in part with the proceeds of obligations so purchased.

         Based upon the advice of counsel, Republic believes that the performance of investment advisory and other services for the Portfolio will not violate the Glass-Steagall Act or other applicable banking laws or regulations. However, future statutory or regulatory changes, as well as future judicial or administrative decisions and interpretations of present and future statutes and regulations, could prevent Republic from continuing to perform such services for the Portfolio. If Republic were prohibited from acting as investment manager to the Portfolio, it is expected that the Board of Trustees would recommend to Portfolio investors approval of a new investment advisory agreement with another qualified investment adviser selected by the Board of Trustees or that the Board of Trustees would recommend other appropriate action.


SUB-ADVISER

         MAS continuously manages the investment portfolio of the Portfolio pursuant to a Sub-Advisory Agreement with the Manager. For its services, the Sub-Adviser is paid a fee by the Portfolio, computed daily and based on the Portfolio's average daily net assets, equal to 0.375% of net assets up to $50 million, 0.25% of net assets over $50 million up to $95 million, $300,000 of net assets over $95 million up to $150 million, 0.20% of net assets over $150 million up to $250 million, and 0.15% of net assets over $250 million. It is the responsibility of the Sub-Adviser not only to make investment decisions for the Portfolio, but also to place purchase and sale orders for the portfolio transactions of the Portfolio. See "Portfolio Transactions."

         MAS, whose address is One Tower Bridge, West Conshohocken, Pennsylvania 19428, is a Pennsylvania limited partnership founded in 1969. MAS provides investment services to employee benefit plans, endowment funds, foundations and other institutional investors. As of September 30, 1995, MAS had in excess of $34.4 billion in assets under management.

         On January 3, 1996, Morgan Stanley Group Inc. acquired MAS in a transaction in which Morgan Stanley Asset Management Holdings
Inc., an indirect wholly owned subsidiary of Morgan Stanley Group Inc., became the sole general partner of MAS. Morgan Stanley Asset Management Holdings Inc. and two other wholly owned subsidiaries of Morgan Stanley Group Inc. became the limited partners of MAS.
Morgan Stanley Group Inc. and various of its directly or indirectly owned subsidiaries are engaged in a wide range of financial services.

         Kenneth B. Dunn, whose business experience for the past five years is provided below, is the individual portfolio manager responsible for management of the Portfolio.

                  Partner, MAS, since prior to 1991. Portfolio Manager, MAS Fixed Income and MAS Domestic Fixed Income Portfolios, since 1987; MAS Fixed Income II Portfolios, since 1990; MAS Mortgage-Backed Securities and Special Purpose Fixed Income Portfolios, since 1992; and, MAS Municipal and PA Municipal Portfolios, since 1994.

         To the extent consistent with applicable legal requirements, the Sub-Adviser may place orders for the purchase and sale of portfolio investments for the Portfolio with Republic New York Securities Corporation ("Securities Corporation"), subject to obtaining best price and execution for a particular transaction.
See Part B.

PLACEMENT AGENT

         The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. Signature
Financial Group (Grand Cayman) Limited ("Signature (Cayman)"), acting as agent for the Portfolio, serves as the placement agent of interests in the Portfolio. Signature (Cayman) receives no compensation for serving as placement agent.

ADMINISTRATOR

         Pursuant to an Administrative Services Agreement, Signature (Cayman), whose address is P.O. Box 2494, Elizabethan Square, 2nd Floor, George Town, Grand Cayman, Cayman Islands, B.W.I. provides the Portfolio with general office facilities; and supervises the overall administration of the Portfolio including, among other responsibilities, the preparation and filing of all documents required for compliance by the Portfolio with applicable laws and regulations and arranging for the maintenance of books and records of the Portfolio. For its services to the Portfolio, Signature (Cayman) receives from the Portfolio fees payable monthly equal on an annual basis (for the Portfolio's then-current fiscal year) to 0.05% of the Portfolio's average daily net assets up to $100 million.

         Signature (Cayman) provides persons satisfactory to the Board of Trustees to serve as officers of the Portfolio Trust. Such officers, as well as certain other employees of the Portfolio Trust, may be directors, officers or employees of Signature (Cayman) or its affiliates.

         Signature (Cayman) and its affiliates also serve as administrator of other investment companies. Signature (Cayman) is a wholly-owned subsidiary of Signature Financial Group, Inc. The address of Signature is 1 First Canadian Place, Suite 2800, P.O. Box 231, Toronto, Ontario M5X 1C8.

FUND ACCOUNTING AGENT

         Pursuant to a fund accounting agreement, Signature Financial Services, Inc. ("Signature") serves as fund accounting agent to the Portfolio. For its services to the Portfolio, Signature receives fees payable monthly equal on an annual basis to $40,000.

TRANSFER AGENT AND CUSTODIAN

         The Portfolio Trust has entered into a Transfer Agency Agreement with Investors Bank & Trust Company ("IBT") pursuant to which IBT acts as transfer agent (the "Transfer Agent") for the Portfolio. The Transfer Agent maintains an account for each investor in the Portfolio. Pursuant to a Custodian Agreement, IBT also acts as the custodian (the "Custodian") of the assets of the Portfolio. The Portfolio Trust's Custodian Agreement provides that the Custodian may use the services of sub-custodians with respect to the Portfolio. The Custodian's responsibilities include safeguarding and controlling the Portfolio's cash and securities, and handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments, maintaining books of original entry for portfolio accounting and other required books and accounts, and calculating the daily net asset value of the Portfolio. Securities held for the Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depositary Trust Company. The Custodian does not determine the investment policies of the Portfolio or decide which securities will be purchased or sold for the Portfolio. Assets of the Portfolio may, however, be invested in securities of the Custodian and the Portfolio Trust may deal with the Custodian as principal in securities transactions for the Portfolio. For its services, IBT receives such compensation as may from time to time be agreed upon by it and the Portfolio Trust.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio Trust is organized as a series trust under the law of the State of New York. The Portfolio is a separate series of the Portfolio Trust, which currently has one other series. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. The Portfolio Trust's Declaration of Trust provides that investors in the Portfolio (E.G., investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all series. As to any matter which does not affect a series other than the Portfolio, only investors in that series are entitled to vote. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention of holding annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (E.G., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The value of the Portfolio's assets is determined on the basis of such assets' market or other fair value. See "Purchase, Redemption and Pricing of Securities Being Offered" in Part B.

         The net income and realized capital gains and losses, if any, of the Portfolio are determined at 4:00 p.m. New York time on each business day. Net income for days other than business days is determined as of 4:00 p.m. New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated pro rata among the investors in the Portfolio at the time of such determination. For this purpose, the net income of the Portfolio (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by the Portfolio, less
(ii) all actual and accrued expenses of the Portfolio (including the fees payable to the Investment Adviser and Administrator of the Portfolio).

         The end of the Portfolio's fiscal year is October 31.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio. See Item 20 in Part B.

         Investor inquiries may be directed to Signature (Cayman), P.O. Box 2494, Elizabethan Square, 2nd Floor, George Town, Grand Cayman, Cayman Islands, B.W.I. ((809) 945-1824).

ITEM 7.  PURCHASE OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See
Item 4 above.

         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of the Portfolio is determined once on each business day.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (I.E., monies credited to the account of the Custodian by a Federal Reserve Bank).

         The Portfolio and Signature (Cayman) reserve the right to cease accepting investments at any time or to reject any investment order.

         Each investor in the Portfolio, may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At 4:00 p.m., New York time on each Portfolio Business Day, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time on the following Portfolio Business Day.

ITEM 8.  REDEMPTION OR REPURCHASE.

         An investor in each Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio Trust by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio Trust, on behalf of each Portfolio, reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange ("NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

         Not applicable.

                                    APPENDIX

         The characteristics of corporate debt obligations rated by Moody's are generally as follows:

         AAA -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         AA -- Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

         A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

         BAA -- Bonds which are rated Baa are considered as medium grade obligations, I.E., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         BA -- Bonds which are rated Ba are judged to have speculative elements. The future of such bonds cannot be considered as well assured.

         B -- Bonds which are rated B generally lack characteristics of a desirable investment.

         CAA -- Bonds rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

         CA -- Bonds rated Ca are speculative to a high degree.

         C -- Bonds rated C are the lowest rated class of bonds and are regarded as having extremely poor prospects.

         The characteristics of corporate debt obligations rated by S&P are generally as follows:

         AAA -- This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

         AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.

         A -- Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

         BBB -- Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

         BB -- Debt rated BB is predominantly speculative with respect to capacity to pay interest and repay principal in accordance with terms of the obligation. BB indicates the lowest degree of speculation; CC indicates the highest degree of speculation.

         BB, B, CCC AND CC -- Debt in these ratings is predominantly speculative with respect to capacity to pay interest and repay principal in accordance with terms of the obligation. BB indicates the lowest degree of speculation and CC the highest.

         A bond rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

         The ratings are based on current information furnished by the issuer or obtained by the rating services from other sources which they consider reliable. The ratings may be changed, suspended or withdrawn as a result of changes in or unavailability of, such information, or for other reasons.

         The characteristics of corporate debt obligations rated by Fitch are generally as follows:

         AAA -- Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

         AA -- Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short term debt of these issuers is generally rated "- +".

         A -- Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

         BBB -- Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

         BB -- Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

         B -- Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payments of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

         CCC -- Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

         CC -- Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

         C -- Bonds are in imminent default in payment of interest or principal.

         DDD, DD AND D -- Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. DDD represents the highest potential for recovery on these bonds, and D represents the lowest potential for recovery.

         Plus (+) Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the DDD, DD, or D categories.

         RATINGS OF COMMERCIAL PAPER

         Commercial paper rated A-1 by S&P has the following characteristics: liquidity ratios are adequate to meet cash requirements; the issuer's long-term debt is rated A or better; the issuer has access to at least two additional channels of borrowing; and basic earnings and cash flow have an upward trend with allowances made for unusual circumstances. Typically, the issuer's industry is well established and the issuer has a strong position within the industry.

         Commercial paper rated Prime-1 by Moody's is the highest commercial paper assigned by Moody's. Among the factors considered by Moody's in assigning ratings are the following: (1) evaluation of the management of the issuer; (2) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; (3) evaluation of the issuer's products in relation to competition and consumer acceptance; (4) liquidity; (5) amount and quality of long-term debt; (6) trend of earnings over a period of ten years; (7) financial strength of a parent company and the relationships which exist with the issuer; and (8) recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations. Relative strength or weakness of the above factors determine how the issuer's commercial paper is rated within various categories.


FT4174A

FT4170A

                                     PART A
                         INTERNATIONAL EQUITY PORTFOLIO

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instructions F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

         Republic Portfolios (the "Portfolio Trust") is a diversified, open-end management investment company which was organized as a trust under the law of the State of New York on November 1, 1994. Beneficial interests of the Portfolio Trust are divided into actual and potential series, only one of which, International Equity Portfolio (the "Portfolio") is described herein. Additional series may be established in the future. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Republic National Bank of New York ("Republic" or the "Manager") is the investment manager of the Portfolio. Capital Guardian Trust Company ("CGTC" or the "Sub-Adviser") continuously manages the investments of the Portfolio.

         The investment objective of the Portfolio is to seek long-term growth of capital and future income through investment primarily in securities of non-U.S. issuers (including American Depositary Receipts ("ADRs") and U.S. registered securities) and securities whose principal markets are outside of the United States. The principal investments of the Portfolio will be in equity securities of companies in developed nations, including Europe, Canada, Australia and the Far East. The Portfolio may also invest in emerging market equity securities.

         References in this Part A to "Part B" are to the Part B relating to the Portfolio.

INVESTMENT OBJECTIVE

         The investment objective of the Portfolio is to seek long-term growth of capital and future income through investment primarily in securities of non-U.S. issuers (including American Depositary Receipts ("ADRs") and U.S. registered securities) and securities whose principal markets are outside of the United States.

         There can be no assurance that the investment objective of the Portfolio will be achieved. The investment objective of the Portfolio may be changed without investor approval. If there is a change in the investment objective of the Portfolio, investors should consider whether the Portfolio remains an appropriate investment in light of their then-current financial position and needs. Investors in the Portfolio shall receive 30 days prior written notice of any change in the investment objective of the Portfolio.

INVESTMENT POLICIES

         The Portfolio will normally invest at least 80% of its assets in foreign equity securities, consisting of common stock, preferred stock, and securities convertible into common stock ("convertible securities"). The principal investments of the Portfolio will be in equity securities of companies in developed nations, including Europe, Canada, Australia and the Far East. It is the current intention of the Portfolio to invest primarily in companies with a large market capitalization. The Portfolio intends to have at least three different countries represented in its portfolio. The Portfolio may invest up to 20% of its assets the equity securities of companies based in emerging markets. See "Additional Risk Factors and Policies: Foreign Securities -- Emerging Markets."

         Under exceptional conditions abroad or when, in the opinion of the Sub-Adviser, economic or market conditions warrant, the Portfolio may temporarily invest part or all of its assets in fixed income securities denominated in foreign currencies, obligations of domestic or foreign governments and their political subdivisions ("Government Securities"), and nonconvertible preferred stock, or be held in cash or equivalents. Debt securities purchased by the Portfolio will be limited to those rated, at the time of investment, in the four highest rating categories by a nationally recognized statistical rating organization ("NRSRO") or, if unrated, determined by the Sub-Adviser to be of comparable quality. Securities rated by a NRSRO in the fourth highest rating category are considered to have some speculative characteristics. When the total return opportunities in a foreign bond market appear attractive in local currency terms, but, in the Sub-Adviser's judgment, unacceptable currency risk exists, currency futures, forwards and options may be used to hedge the currency risk. See "Additional Risk Factors and Policies:
Forward Foreign Currency Contracts and Options on Foreign Currencies."

         As described under "Sub-Adviser," CGTC, the Portfolio's Sub-Adviser, uses a system of multiple portfolio managers pursuant to which the Portfolio is divided into segments which are assigned to individual portfolio managers. Within investment guidelines, each portfolio manager makes individual decisions as to company, country, industry, timing and percentage based on extensive field research and direct company contact.

         Because of the risks associated with common stocks and other equity investments, the Portfolio is intended to be a long-term investment vehicle and is not designed to provide investors with a means of speculating on short-term stock market movements. The Sub-Adviser seeks to reduce these risks by diversifying the portfolio as well as by monitoring broad economic trends and corporate and legislative developments.

ADDITIONAL RISK FACTORS AND POLICIES

FOREIGN SECURITIES

         Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, limitation on the removal of cash or other assets of the Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements, and transaction costs of foreign currency conversions.

         EMERGING MARKETS. Investing in emerging market countries presents greater risk than investing in foreign issuers in general. A number of emerging markets restrict foreign investment in stocks. Repatriation of investment income, capital, and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging market countries. A number of the currencies of developing countries have experienced significant declines against the U.S. dollar in recent years, and devaluation may occur subsequent to investments in these currencies by the Portfolio. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on the economies and securities markets of certain emerging market countries. Many of the emerging securities markets are relatively small, have low trading volumes, suffer periods of relative illiquidity, and are characterized by significant price volatility. There is the risk that a future economic or political crisis could lead to price controls, forced mergers of companies, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies, any of which could have a detrimental effect on the Portfolio's investments.

         Investing in formerly communist East European countries involves the additional risk that the government or other executive or legislative bodies may decide not to continue to support the economic reform programs implemented since the fall of communism and could follow radically different political and/or economic policies to the detriment of investors, including non-market oriented policies such as the support of certain industries at the expense of other sectors or a return to a completely centrally planned economy. The Portfolio does not currently intend to invest a significant portion or its assets in formerly communist East European countries.

         As used in this Part A, "emerging markets" include any country which in the opinion of the sub-adviser is generally considered to be an emerging or developing country by the International Bank for Reconstruction and Development (the World Bank) and the International Monetary Fund. Currently, these countries generally include every country in the world except Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, United Kingdom and United States.

         A company in an emerging market is one that: (i) is domiciled and has its principal place of business in an emerging market or (ii) (alone or on a consolidated basis) derives or expects to derive a substantial portion of its total revenue from either goods produced, sales made or services performed in emerging markets. The Portfolio may invest up to 20% of its assets in the equity securities of companies based in emerging markets.

         SOVEREIGN AND SUPRANATIONAL DEBT OBLIGATIONS. Debt instruments issued or guaranteed by foreign governments, agencies, and supranational organizations ("sovereign debt obligations"), especially sovereign debt obligations of developing countries, may involve a high degree of risk, and may be in default or present the risk of default. The issuer of the obligation or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and interest when due, and may require renegotiation or rescheduling of debt payments. In addition, prospects for repayment of principal and interest may depend on political as well as economic factors.

DEPOSITARY RECEIPTS

         The Portfolio may invest in American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs"), and International Depositary Receipts ("IDRs"), or other similar securities convertible into securities of foreign issuers. ADRs (sponsored or unsponsored) are receipts typically issued by a U.S. bank or trust company evidencing the deposit with such bank or company of a security of a foreign issuer, and are publicly traded on exchanges or over-the-counter in the United States.

         ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities, and may be issued as sponsored or unsponsored programs. In sponsored programs, an issuer has made arrangements to have its securities trade in the form of ADRs. In unsponsored programs, the issuer may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, in some cases it may be easier to obtain financial information from an issuer that has participated in the creation of a sponsored program.

         EDRs, which are sometimes referred to as Continental Depositary Receipts, are receipts issued in Europe typically by foreign bank and trust companies that evidence ownership of either foreign or domestic underlying securities. IDRs are receipts typically issued by a European bank or trust company evidencing ownership of the underlying foreign securities. GDRs are receipts issued by either a U.S. or non-U.S. banking institution evidencing ownership of the underlying foreign securities.

FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES

         Forward foreign currency exchange contracts ("forward contracts") are intended to minimize the risk of loss to the Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. The Portfolio may not enter into such contracts for speculative purposes, and will commit no more than 100% of the value of its assets to forward contracts entered into for hedging purposes.

         A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security. The Portfolio may also purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired.

OPTIONS AND FUTURES TRANSACTIONS

         For hedging purposes only, the Portfolio may invest in foreign currency futures contracts and options on foreign currencies and foreign currency futures contracts. Futures contracts provide for the sale by one party and purchase by another party of a specified amount of a specific security, at a specified future time and price. An option is a legal contract that gives the holder the right to buy or sell a specified amount of the underlying security or futures contract at a fixed or determinable price upon the exercise of the option. A call option conveys the right to buy and a put option conveys the right to sell a specified quantity of the underlying security. The Portfolio will segregate assets or "cover" its positions consistent with requirements under the Investment Company Act of 1940 ("1940

Act").

         There are several risks associated with the use of futures and options for hedging purposes. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the portfolio securities being hedged. An incorrect correlation could result in a loss on both the hedged securities in the Portfolio and the hedging vehicle so that the portfolio return might have been greater had hedging not been attempted. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures contract or a futures option position. Most futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single day; once the daily limit has been reached on a particular contract, no trades may be made that day at a price beyond that limit. In addition, certain of these instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Lack of a liquid market for any reason may prevent the Portfolio from liquidating an unfavorable position and the Portfolio would remain obligated to meet margin requirements until the position is closed.

CONVERTIBLE SECURITIES

         Although the Portfolio's equity investments consist primarily of common and preferred stocks, the Portfolio may buy securities convertible into common stock if, for example, the Sub-Adviser believes that a company's convertible securities are undervalued in the market. Convertible securities eligible for purchase by the Portfolio consist of convertible bonds, convertible preferred stocks, warrants and rights. See "Additional Risk Factors and Policies:
Warrants" below and Part B for a discussion of these instruments.

ILLIQUID INVESTMENTS

         The Portfolio may invest up to 15% of its net assets in securities that are illiquid by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as described below. The Portfolio may not invest more than 10% of its assets in restricted securities (including Rule 144A securities). There may be delays in selling these securities and sales may be made at less favorable prices.

         The Sub-Adviser may determine that a particular Rule 144A security is liquid and thus not subject to the Portfolio's limits on investment in illiquid securities, pursuant to guidelines adopted by the Board of Trustees. Factors that the Sub-Adviser must consider in determining whether a particular Rule 144A security is liquid include the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and the nature of the market for the security (I.E., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Investing in Rule 144A securities could have the effect of increasing the level of the Portfolio's illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

WARRANTS

         The Portfolio may invest up to 10% of its net assets in warrants, except that this limitation does not apply to warrants acquired in units or attached to securities. A warrant is an instrument issued by a corporation which gives the holder the right to subscribe to a specific amount of the corporation's capital stock at a set price for a specified period of time. Warrants do not represent ownership of the securities, but only the right to buy the securities. The prices of warrants do not necessarily move parallel to the prices of underlying securities. Warrants may be considered speculative in that they have no voting rights, pay no dividends, and have no rights with respect to the assets of a corporation issuing them. Warrant positions will not be used to increase the leverage of the Portfolio. Consequently, warrant positions are generally accompanied by cash positions equivalent to the required exercise amount.

LOANS OF PORTFOLIO SECURITIES

         The Portfolio may lend its securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. Loans of securities will be collateralized by cash, letters of credit, or securities issued or guaranteed by the U.S. Government or its agencies. The collateral will equal at least 100% of the current market value of the loaned securities. In addition, the Portfolio will not loan its portfolio securities to the extent that greater than one-third of its total assets, at fair market value, would be committed to loans at that time.

FIRM COMMITMENT AGREEMENTS AND WHEN-ISSUED SECURITIES

         The Portfolio may purchase and sell securities on a when-issued or firm-commitment basis, in which a security's price and yield are fixed on the date of the commitment but payment and delivery are scheduled for a future date. On the settlement date, the market value of the security may be higher or lower than its purchase or sale price under the agreement. If the other party to a when-issued or firm-commitment transaction fails to deliver or pay for the security, the Portfolio could miss a favorable price or yield opportunity or suffer a loss. The Portfolio will not earn interest on securities until the settlement date. The Portfolio will maintain in a segregated account with the custodian cash or liquid, high grade debt securities equal (on a daily marked-to-market basis) to the amount of its commitment to purchase the securities on a when-issued basis.

PORTFOLIO TURNOVER

         The Sub-Adviser manages the Portfolio generally without regard to restrictions on portfolio turnover, except those imposed by provisions of the federal tax laws regarding short-term trading. In general, the Portfolio will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held. For the period from January 9, 1995 (commencement of operations) to October 31, 1995, the portfolio turnover rate for the Portfolio was 3%. Although this figure is reflective of the Portfolio's initial period of operations, it is expected that in subsequent years the annual turnover rate for the Portfolio will not exceed 40%.

INVESTMENT RESTRICTIONS

         The Portfolio has adopted certain investment restrictions designed to reduce exposure to specific situations. Some of these investment restrictions are:

         (1) with respect to 75% of its assets, the Portfolio will not purchase securities of any issuer if, as a result, more than 5% of the Portfolio's total assets taken at market value would be invested in the securities of any single issuer;

         (2) with respect to 75% of its assets, the Portfolio will not purchase a security if, as a result, the Portfolio would hold more than 10% of the outstanding voting securities of any issuer;

         (3) the Portfolio will not invest more than 5% of its total assets in the securities of issuers (other than securities issued or guaranteed by U.S. or foreign governments or political subdivisions thereof) which have (with predecessors) a record of less than three years of continuous operation;

         (4) the Portfolio will not acquire any securities of companies within one industry, if, as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position;

         (5) the Portfolio will not make loans except for the lending of portfolio securities pursuant to guidelines established by its Board of Trustees and except as otherwise in accordance with its investment objective and policies;

         (6) the Portfolio will not borrow money, except from a bank as a temporary measure to satisfy redemption requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings; additional securities will not be purchased while borrowings exceed 5% of the Portfolio's assets;

         (7) the Portfolio will not purchase warrants, valued at the lower of cost or market, in excess of 10% of the Portfolio's net assets. Included within that amount, but not to exceed 2% of the Portfolio's net assets, are warrants whose underlying securities are not traded on principal domestic or foreign exchanges. Warrants acquired by the Portfolio in units or attached to securities are not subject to these restrictions;

         (8) the Portfolio will not issue senior securities, except as permitted under the 1940 Act; and

         (9) the Portfolio will not invest its assets in securities of any investment company, except by purchase in the open market involving only customary brokers' commissions or in connection with mergers, acquisitions of assets or consolidations and except as may otherwise be permitted by the 1940 Act; provided, however, that the Portfolio shall not invest in the shares of any open-end investment company unless (1) the Portfolio's Adviser waives any investment advisory fees with respect to such assets and (2) the Portfolio pays no sales charge in connection with the investment.

Limitations (1), (2), (4), (5) and (8), and certain other limitations described in Part B are fundamental and may be changed only with the approval of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. The other investment restrictions described here and in Part B are not fundamental policies, meaning that the Board of Trustees of the Portfolio Trust may change them without investor approval. If a percentage limitation on investment or utilization of assets as set forth above is adhered to at the time an investment is made, a later change in percentage resulting from changes in the value or total cost of the Portfolio's assets will not be considered a violation of the restriction, and the sale of securities will not be required.

ITEM 5.  MANAGEMENT OF THE PORTFOLIO TRUST.

         The business and affairs of the Portfolio Trust are managed under the direction of its Board of Trustees. The Trustees of the Portfolio Trust are Frederick C. Chen, Alan S. Parsow, Larry M. Robbins and Michael Seely. Additional information about the Trustees, as well as the executive officers of the Portfolio Trust, may be found in Part B under the caption "Management of the Portfolio Trust -- Trustees and Officers".

         A majority of the disinterested Trustees have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of Republic Funds and of the Portfolio Trust, up to and including creating a separate Board of Trustees. See "Management of the Portfolio Trust" in Part B for more information about the Trustees and the executive officers of the Portfolio Trust.

INVESTMENT MANAGER

         Republic whose address is 452 Fifth Avenue, New York, New York 10018, serves as investment manager to the Portfolio pursuant to an Investment Management Contract with the Portfolio Trust. The Manager is not paid a fee by the Portfolio for its services.

         Republic is a wholly owned subsidiary of Republic New York Corporation, a registered bank holding company. As of December 31, 1994, Republic was the 18th largest commercial bank in the United States measured by deposits and the 17th largest commercial bank measured by shareholder equity.

         Republic and its affiliates may have deposit, loan and other commercial banking relationships with the issuers of obligations purchased for the Portfolio, including outstanding loans to such issuers which may be repaid in whole or in part with the proceeds of obligations so purchased.

         Based upon the advice of counsel, Republic believes that the performance of investment advisory and other services for the Portfolio will not violate the Glass-Steagall Act or other applicable banking laws or regulations. However, future statutory or regulatory changes, as well as future judicial or administrative decisions and interpretations of present and future statutes and regulations, could prevent Republic from continuing to perform such services for the Portfolio. If Republic were prohibited from acting as investment manager to the Portfolio, it is expected that the Board of Trustees would recommend to Portfolio investors approval of a new investment advisory agreement with another qualified investment adviser selected by the Board of Trustees or that the Board of Trustees would recommend other appropriate action.

SUB-ADVISER

         CGTC continuously manages the investment portfolio of the Portfolio pursuant to a Sub-Advisory Agreement with the Manager. For its services, the Sub-Adviser is paid a fee by the Portfolio, computed daily and based on the Portfolio's average daily net assets, equal to 0.70% of net assets up to $25 million, 0.55% of net assets over $25 million up to $50 million, 0.425% of net assets over $50 million up to $250 million, and 0.375% of net assets over $250 million. It is the responsibility of the Sub-Adviser not only to make investment decisions for the Portfolio, but also to place purchase and sale orders for the portfolio transactions of the Portfolio. See "Portfolio Transactions."

         CGTC, which was founded in 1968, is a wholly owned subsidiary of The Capital Group Companies, Inc., both of which are located at 333 South Hope Street, Los Angeles, California 90071. As of December 31, 1995, CGTC managed in excess of $47 billion of assets primarily for large institutional clients. CGTC's research activities are conducted by affiliated companies with offices in Los Angeles, San Francisco, New York, Washington, D.C., Atlanta, London, Geneva, Singapore, Hong Kong and Tokyo.

         Capital Research and Management Company ("CRMC"), another wholly owned subsidiary of The Capital Group Companies, Inc., provides investment advisory services to the following mutual funds, which are know collectively as the American Funds Group:

AMCAP Fund, American Balanced Fund, American High Income Municipal Bond Fund, American High Income Trust, American Mutual Fund, The Bond Fund of America, The Cash Management Trust of America, Capital Income Builder, Inc., Capital World Bond Fund, EuroPacific Growth Fund, Fundamental Investors, The Growth Fund of America, Income Fund of America, Intermediate Bond Fund of America, The Investment Company of America, Limited Term Tax-Exempt Bond Fund of America, The New Economy Fund, New Perspective Fund, Smallcap World Fund, The Tax-Exempt Bond Fund of America, The American Funds Tax-Exempt Series I, The American Funds Tax-Exempt Series II, The Tax- Exempt Money Fund of America, The American Funds Income Series, The U.S. Treasury Money Fund of America, Washington Mutual Investors Fund, and Capital World Growth and Income Fund. CRMC also provides investment advisory services to: American Variable Insurance Series and Anchor Pathway Fund, which are used exclusively as underlying investment vehicles for variable insurance contracts and policies, and to Endowments, Inc. and Bond Portfolio for Endowments, Inc., whose shares may be owned only by tax-exempt organizations. Capital International, Inc., an indirect wholly owned subsidiary of The Capital Group Companies, Inc., provides investment advisory services to Emerging Markets Growth Fund, Inc. which is a closed-end investment company.

         The following persons are primarily responsible for portfolio management of the Portfolio: David Fisher, Vice Chairman of CGTC, has had 30 years experience as an investment professional (26 years with CGTC or its affiliates); Harmut Giesecke, Senior Vice President and Director of Capital International, Inc., has had 24 years experience as an investment professional (23 years with CGTC or its affiliates); Nancy Kyle, Senior Vice President of CGTC, has had 22 years experience as an investment professional (5 years with CGTC or its affiliates; from 1980 to 1990, Ms. Kyle was managing director of J.
P. Morgan Investment Management, Inc.); John McIlwraith, Senior Vice President of CGTC, has had 26 years experience as an investment professional (12 years with CGTC or its affiliates); Robert Ronus, President of CGTC, has had 27 years experience as an investment professional (23 years with CGTC or its affiliates); and Nilly Sikorsky, Director of The Capital Group, Inc., has had 33 years experience as an investment professional, all of which was with CGTC or its affiliates.

         To the extent consistent with applicable legal requirements, the Sub-Adviser may place orders for the purchase and sale of portfolio investments for the Portfolio with Republic New York Securities Corporation ("Securities Corporation"), subject to obtaining best price and execution for a particular transaction. See Part B.

PLACEMENT AGENT

         The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. Signature Financial Group (Grand Cayman) Limited ("Signature (Cayman)"), acting as agent for the Portfolio, serves as the placement agent of interests in the Portfolio. Signature (Cayman) receives no compensation for serving as placement agent.

ADMINISTRATOR

         Pursuant to an Administrative Services Agreement, Signature (Cayman), whose address is P.O. Box 2494, Elizabethan Square, 2nd Floor, George Town, Grand Cayman, Cayman Islands, B.W.I., provides the Portfolio with general office facilities; and supervises the overall administration of the Portfolio including, among other responsibilities, the preparation and filing of all documents required for compliance by the Portfolio with applicable laws and regulations and arranging for the maintenance of books and records of the Portfolio. For its services to the Portfolio, Signature (Cayman) receives from the Portfolio fees payable monthly equal on an annual basis (for the Portfolio's then-current fiscal year) to 0.05% of the Portfolio's average daily net assets up to $100 million.

         Signature (Cayman) provides persons satisfactory to the Board of Trustees to serve as officers of the Portfolio Trust. Such officers, as well as certain other employees of the Portfolio Trust, may be directors, officers or employees of Signature (Cayman) or its affiliates.

         Signature (Cayman) and its affiliates also serve as administrator of other investment companies. Signature (Cayman) is a wholly-owned subsidiary of Signature Financial Group, Inc.

FUND ACCOUNTING AGENT

         Pursuant to a fund accounting agreement, Signature Financial Services, Inc. ("Signature") serves as fund accounting agent to the Portfolio. For its services to the Portfolio, Signature receives fees payable monthly equal on an annual basis to $50,000. The address of Signature is 1 First Canadian
Place, Suite 2800, P.O. Box 231, Toronto, Ontario M5X 1C8.

TRANSFER AGENT AND CUSTODIAN

         The Portfolio Trust has entered into a Transfer Agency Agreement with Investors Bank & Trust Company ("IBT") pursuant to which IBT acts as transfer agent (the "Transfer Agent") for the Portfolio. The Transfer Agent maintains an account for each investor in the Portfolio. Pursuant to a Custodian Agreement, IBT also acts as the custodian (the "Custodian") of the assets of the Portfolio. The Portfolio Trust's Custodian Agreement provides that the Custodian may use the services of sub-custodians with respect to the Portfolio. The Custodian's responsibilities include safeguarding and controlling the Portfolio's cash and securities, and handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments, maintaining books of original entry for portfolio accounting and other required books and accounts, and calculating the daily net asset value of the Portfolio. Securities held for the Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depositary Trust Company. The Custodian does not determine the investment policies of the Portfolio or decide which securities will be purchased or sold for the Portfolio. Assets of the Portfolio may, however, be invested in securities of the Custodian and the Portfolio

Trust may deal with the Custodian as principal in securities transactions for the Portfolio. For its services, IBT receives such compensation as may from time to time be agreed upon by it and the Portfolio Trust.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio Trust is organized as a series trust under the law of the State of New York. The Portfolio is a separate series of the Portfolio Trust, which currently has one other series. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. The Portfolio Trust's Declaration of Trust provides that investors in the Portfolio (E.G., investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all series. As to any matter which does not affect a series other than the Portfolio, only investors in that series are entitled to vote. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention of holding annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (E.G., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The value of the Portfolio's assets is determined on the basis of such assets' market or other fair value. See "Purchase, Redemption and Pricing of Securities Being Offered" in Part B.

         The net income and realized capital gains and losses, if any, of the Portfolio are determined at 4:00 p.m. New York time on each business day. Net income for days other than business days is determined as of 4:00 p.m. New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated pro rata among the investors in the Portfolio at the time of such determination. For this purpose, the net income of the Portfolio (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by the Portfolio, less (ii) all actual and accrued expenses of the Portfolio (including the fees payable to the Investment Adviser and Administrator of the Portfolio).

         The end of the Portfolio's fiscal year is October 31.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio. See Item 20 in Part B.

         Investor inquiries may be directed to Signature (Cayman), P.O. Box 2494, Elizabethan Square, 2nd Floor, George Town, Grand Cayman, Cayman Islands, B.W.I. ((809) 945-1824).

ITEM 7.  PURCHASE OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.
See Item 4 above.

         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of the Portfolio is determined once on each business day.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (I.E., monies credited to the account of the Custodian by a Federal Reserve Bank).

         The Portfolio and Signature (Cayman) reserve the right to cease accepting investments at any time or to reject any investment order.

         Each investor in the Portfolio, may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At 4:00 p.m., New York time on each Portfolio Business Day, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time on the following Portfolio Business Day.

ITEM 8.  REDEMPTION OR REPURCHASE.

         An investor in each Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio Trust by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio Trust, on behalf of each Portfolio, reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange ("NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

         Not applicable.

FT4177A

                                     PART B
                             FIXED INCOME PORTFOLIO

ITEM 10.  COVER PAGE.

         Not applicable.

ITEM 11.  TABLE OF CONTENTS.                                              PAGE

          General Information and History.................................B-1
          Investment Objective and Policies...............................B-1
          Management of the Portfolio Trust...............................B-13
          Control Persons and Principal Holders
          of Securities...................................................B-16
          Investment Advisory and Other Services..........................B-16
          Brokerage Allocation and Other Practices........................B-19
          Capital Stock and Other Securities..............................B-20
          Purchase, Redemption and Pricing of
          Securities Being Offered........................................B-22
          Tax Status......................................................B-23
          Underwriters....................................................B-27
          Calculations of Performance Data................................B-27
          Financial Statements............................................B-27

         References in this Part B to "Part A" are to the Part A relating to Fixed Income Portfolio (the "Portfolio"). Unless the context otherwise requires, terms defined in the Part A have the same meaning in this Part B as in the Part A.

ITEM 12.  GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.  INVESTMENT OBJECTIVE AND POLICIES.

         Part A contains additional information about the investment objectives and policies and management techniques of the Portfolio. This Part B should only be read in conjunction with Part A of the registration statement.

         The following supplements the information contained in Part A concerning the investment objective, policies and techniques of the Portfolio.

MORTGAGE-RELATED AND OTHER ASSET-BACKED SECURITIES

         Mortgage-related securities are interests in pools of mortgage loans made to residential home buyers, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations (see "MORTGAGE PASS-THROUGH SECURITIES"). The Portfolio may also invest in debt securities which are secured with collateral consisting of mortgage-related securities (see "COLLATERALIZED MORTGAGE OBLIGATIONS") and in other types of mortgage-related securities.

         MORTGAGE PASS-THROUGH SECURITIES. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by the Government National Mortgage Association) are described as "modified pass-through." These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

         The principal governmental guarantor of mortgage-related securities is the Government National Mortgage Association ("GNMA"). GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of FHA-insured or VA-guaranteed mortgages.

         Government-related guarantors (I.E., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). FNMA is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional (I.E., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government.

         FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation formerly owned by the 12 Federal Home Loan Banks and now owned entirely by private stockholders. FHLMC issues participation certificates ("PCs") which represent interests in conventional mortgages from FHLMC's national portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government.

         Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may, in addition, be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Portfolio's investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Although the market for such securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable. The Portfolio will not purchase mortgage-related securities or other assets which in the Sub-Adviser's opinion are illiquid if, as a result, more than 15% of the value of the Portfolio's total assets will be illiquid.

         Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Portfolio's industry concentration restrictions, set forth below under "Investment Restrictions," by virtue of the exclusion from that test available to all U.S. Government securities. In the case of privately issued mortgage-related securities, the Portfolio takes the position that mortgage-related securities do not represent interests in any particular "industry" or group of industries. The assets underlying such securities may be represented by a portfolio of first lien residential mortgages (including both whole mortgage loans and mortgage participation interests) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the Federal Housing Administration or the Department of Veterans Affairs. In the case of private issue mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

         COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"). A CMO is a hybrid between a mortgage-backed bond and a mortgage pass-through security. Similar to a bond, interest and prepaid principal is paid, in most cases, semiannually. CMOs may be collateralized by whole mortgage loans, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

         CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payment of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. An investor is partially guarded against a sooner than desired return of principal because of the sequential payments.

         In a typical CMO transaction, a corporation ("issuer") issues multiple series (E.G., A, B, C, Z) of CMO bonds ("Bonds"). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates ("Collateral"). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. With some CMOs, the issuer serves as a conduit to allow loan originators (primarily builders or savings and loan associations) to borrow against their loan portfolios.

         FHLMC CMOS. FHLMC CMOs are debt obligations of FHLMC issued in multiple classes having different maturity dates which are secured by the pledge of a pool of conventional mortgage loans purchased by FHLMC. Unlike FHLMC PCs, payments of principal and interest on the CMOs are made semiannually, as opposed to monthly. The amount of principal payable on each semiannual payment date is determined in accordance with FHLMC's mandatory sinking fund schedule, which, in turn, is equal to approximately 100% of FHA prepayment experience applied to the mortgage collateral pool. All sinking fund payments in the CMOs are allocated to the retirement of the individual classes of bonds in the order of their stated maturities. Payment of principal on the mortgage loans in the collateral pool in excess of the amount of FHLMC's minimum sinking fund obligation for any payment date are paid to the holders of the CMOs as additional sinking fund payments. Because of the "pass-through" nature of all principal payments received on the collateral pool in excess of FHLMC's minimum sinking fund requirement, the rate at which principal of the CMOs is actually repaid is likely to be such that each class of bonds will be retired in advance of its scheduled maturity date.

         If collection of principal (including prepayments) on the mortgage loans during any semiannual payment period is not sufficient to meet FHLMC's minimum sinking fund obligation on the next sinking fund payment date, FHLMC agrees to make up the deficiency from its general funds.

         Criteria for the mortgage loans in the pool backing the FHLMC CMOs are identical to those of FHLMC PCs. FHLMC has the right to substitute collateral in the event of delinquencies and/or defaults.

         OTHER MORTGAGE-RELATED SECURITIES. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including CMO residuals or stripped mortgage-backed securities. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

         CMO RESIDUALS. CMO residuals are derivative mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

         The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only ("IO") class of stripped mortgage-backed securities. See "Other Mortgage-Related Securities --Stripped Mortgage-Backed Securities." In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances the Portfolio may fail to recoup fully its initial investment in a CMO residual.

         CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. The CMO residual market has only very recently developed and CMO residuals currently may not have the liquidity of other more established securities trading in other markets. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may or, pursuant to an exemption therefrom, may not have been registered under the Securities Act of 1933, as amended (the "1933 Act"). CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability and may be deemed "illiquid" and subject to the Portfolio's limitations on investment in illiquid securities.

         STRIPPED MORTGAGE-BACKED SECURITIES. Stripped mortgage-backed securities ("SMBS") are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

         SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the IO class), while the other class will receive all of the principal (the principal-only or "PO" class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Portfolio's yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Portfolio may fail to fully recoup its initial investment in these securities even if the security is in one of the highest rating categories.

         Although SMBS are purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities were only recently developed. As a result, established trading markets have not yet developed and, accordingly, these securities may be deemed "illiquid" and subject to the Portfolio's limitations on investment in illiquid securities.

         OTHER ASSET-BACKED SECURITIES. Similarly, the Sub-Adviser expects that other asset- backed securities (unrelated to mortgage loans) will be offered to investors, such as Certificates for Automobile ReceivablesSM ("CARSSM"). CARSSM represent undivided fractional interests in a trust whose assets consist of a pool of motor vehicle retail installment sales contracts and security interests in the vehicles securing the contracts. Payments of principal and interest on CARSSM are passed through monthly to certificate holders and are guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the trustee or originator of the trust. An investor's return on CARSSM may be affected by early prepayment of principal on the underlying vehicle sales contracts. If the letter of credit is exhausted, the trust may be prevented from realizing the full amount due on a sales contract because of state law requirements and restrictions relating to foreclosure sales of vehicles and the obtaining of deficiency judgments following such sales or because of depreciation, damage or loss of a vehicle, the application of federal and state bankruptcy and insolvency laws or other factors. As a result, certificate holders may experience delays in payments or losses if the letter of credit is exhausted.

         Consistent with the Portfolio's investment objective and policies, the Sub-Adviser also may invest in other types of asset-backed securities.

BRADY BONDS

         Dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal due at maturity by U.S. Treasury zero coupon obligations which have the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of rolling interest payments or, in the case of floating rate bonds, initially is equal to at least one year's rolling interest payments based on the applicable interest rate at the time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to "value recovery payments" in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity,
(ii) the collateralized interest payments, (iii) the uncollateralized payments, and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the "residual risk"). In the event of a default with respect to collateralized Brady Bonds as a result of which the payment obligations of the issuer are accelerated, the U.S. Treasury zero coupon obligations held as collateral for the payment of principal will not be distributed to investors, nor will such obligations be sold and the proceeds distributed. The collateral will be held by the collateral agent to the scheduled maturity of the defaulted Brady Bonds, which will continue to be outstanding, at which time the face amount of the collateral will equal the principal payments which would have then been due on the Brady Bonds in the normal course. In addition, in light of the residual risk of the Brady Bonds and, among other factors, the history of default with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, investments in Brady Bonds are to be viewed as speculative.

         Brady Plan debt restructurings totalling approximately $73 billion have been implemented to date in Argentina, Costa Rica, Mexico, Nigeria, the Philippines, Uruguay and Venezuela, with the largest proportion of Brady Bonds having been issued to date by Mexico and Venezuela. Brazil has announced plans to issue Brady Bonds aggregating approximately $35 billion, based on current estimates. There can be no assurance that the circumstances regarding the issuance of Brady Bonds by these countries will not change.

FOREIGN CURRENCY EXCHANGE-RELATED SECURITIES

         FOREIGN CURRENCY WARRANTS. Foreign currency warrants such as Currency Exchange Warrants SM ("CEWs"SM) are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed-income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or German deutsche mark. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (E.G., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required to either sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining "time value" of the warrants (I.E., the difference between the current market value and the exercise value of the warrants) and, in the case the warrants were "out-of-the-money," in a total loss of the purchase price of the warrants. Warrants are generally unaccrued obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (the "OCC"). Unlike foreign currency options issued by the OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to complex political or economic factors.

         PRINCIPAL EXCHANGE RATE LINKED SECURITIES. Principal exchange rate linked securities ("PERLs"SM) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on "standard" PERLS is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; "reverse" PERLS are like the "standard" securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (I.E., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). PERLS may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

         PERFORMANCE INDEXED PAPER. Performance indexed paper ("PIPs"SM) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on PIPs is established at maturity as a function of the spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity. The Portfolio has no current intention of investing in CEWsSM, PERLsSM or PIPsSM.

EURODOLLAR AND YANKEE OBLIGATIONS

         Eurodollar bank obligations are dollar-denominated certificates of deposit and time deposits issued outside the U.S. capital markets by foreign branches of banks and by foreign banks. Yankee bank obligations are dollar-denominated obligations issued in the U.S. capital markets by foreign banks.

         Eurodollar and Yankee obligations are subject to the same risks that pertain to domestic issues, notably credit risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent Yankee) obligations are subject to certain sovereign risks. One such risk is the possibility that a sovereign country might prevent capital, in the form of dollars, from flowing across its borders. Other risks include: adverse political and economic development, the extent and quality of government regulation of financial markets and institutions, the imposition of foreign withholding taxes and the expropriation or nationalization of foreign issuers.

PORTFOLIO MANAGEMENT

         The Sub-Adviser's investment strategy for achieving the Portfolio's investment objective has two basic components: maturity and duration management and value investing.

         MATURITY AND DURATION MANAGEMENT. Maturity and duration management decisions are made in the context of an intermediate maturity orientation. The maturity structure of the Portfolio is adjusted in anticipation of cyclical interest rate changes. Such adjustments are not made in an effort to capture short-term, day-to-day movements in the market, but instead are implemented in anticipation of longer term, secular shifts in the levels of interest rates (I.E., shifts transcending and/or not inherent to the business cycle). Adjustments made to shorten portfolio maturity and duration are made to limit capital losses during periods when interest rates are expected to rise. Conversely, adjustments made to lengthen maturity are intended to produce capital appreciation in periods when interest rates are expected to fall. The foundation for the Sub-Adviser's maturity and duration strategy lies in analysis of the U.S. and global economies, focusing on levels of real interest rates, monetary and fiscal policy actions, and cyclical indicators.

         VALUE INVESTING. The second component of the Sub-Adviser's investment strategy for the Portfolio is value investing, whereby the Sub-Adviser seeks to identify undervalued sectors and securities through analysis of credit quality, option characteristics and liquidity. Quantitative models are used in conjunction with judgment and experience to evaluate and select securities with embedded put or call options which are attractive on a risk- and option-adjusted basis. Successful value investing will permit the portfolio to benefit from the price appreciation of individual securities during periods when interest rates are unchanged.

INVESTMENT RESTRICTIONS

         The Portfolio Trust (with respect to the Portfolio) has adopted the following investment restrictions which may not be changed without approval by holders of a "majority of the outstanding voting securities" of the Portfolio, which as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding "voting securities" of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding "voting securities" are present or represented by proxy, or (ii) more than 50% of the outstanding "voting securities". The term "voting securities" as used in this paragraph has the same meaning as in the Investment Company Act of 1940, as amended (the "1940 Act").

         As a matter of fundamental policy, the Portfolio will not:

         (1)invest in physical commodities or contracts on physical commodities;

         (2) purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interests in real estate;

         (3) make loans except: (i) by purchasing debt securities in accordance with its investment objective and policies, or entering into repurchase agreements, subject to the limitations described in (h) below; and (ii) by lending its portfolio securities;

         (4) with respect to 75% of its assets, purchase a security if, as a result, it would hold more than 10% (taken at the time of such investment) of the outstanding voting securities of any issuer;

         (5) with respect to 75% of its assets, purchase securities of any issuer if, as the result, more than 5% of the Portfolio's total assets, taken at market value at the time of such investment, would be invested in the securities of such issuer, except that this restriction does not apply to securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities;

         (6) borrow money, except (i) as a temporary measure for extraordinary or emergency purposes or (ii) in connection with reverse repurchase agreements provided that (i) and (ii) in combination do not exceed 33 1/3% of the Portfolio's total assets (including the amount borrowed) less liabilities (exclusive of borrowings);

         (7) underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in the disposition of restricted securities);

         (8) acquire any securities of companies within one industry, except for mortgage-backed securities, if as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position.

         The Portfolio is also subject to the following restrictions which may be changed by the Board of Trustees without investor approval.

         As a matter of non-fundamental policy, the Portfolio will not:

         (a) borrow money (including through reverse repurchase agreements or forward roll transactions involving mortgage-backed securities or similar investment techniques entered into for leveraging purposes), except that the Portfolio may borrow for temporary or emergency purposes up to 10% of its net assets; provided, however, that the Portfolio may not purchase any security while outstanding borrowings exceed 5%;

         (b) invest in futures and/or options on futures to the extent that its outstanding obligations to purchase securities under any future contracts in combination with its outstanding obligations with respect to options transactions would exceed 35% of its total assets;

         (c) invest in puts, calls, straddles or spreads except as described above in (a);

         (d) invest in warrants, valued at the lower of cost or market, in excess of 5% of the value of its total assets (included within that amount, but not to exceed 2% of the value of the Portfolio's net assets, may be warrants that are not listed on the New York Stock Exchange, the American Stock Exchange or an exchange with comparable listing requirements; warrants attached to securities are not subject to this limitation);

         (e) purchase on margin, except for use of short-term credit as may be necessary for the clearance of purchases and sales of securities, but it may make margin deposits in connection with transactions in options, futures, and options on futures; or sell short unless, by virtue of its ownership of other securities, it has the right to obtain securities equivalent in kind and amount to the securities sold and, if the right is conditional, the sale is made upon the same conditions (transactions in futures contracts and options are not deemed to constitute selling securities short);

         (f) purchase or retain securities of an issuer if those officers and Trustees of the Portfolio or the Manager or Sub-Adviser owning more than 1/2 of 1% of such securities together own more than 5% of such securities;

         (g) pledge, mortgage or hypothecate any of its assets to an extent greater than 33 1/3% of its total assets at fair market value;

         (h) invest more than an aggregate of 15% of the net assets of the Portfolio, determined at the time of investment, in securities that are illiquid because their disposition is restricted under the federal securities laws or securities for which there is no readily available markets; provided, however, that this policy does not limit the acquisition of (i) securities that have legal or contractual restrictions on resale but have a readily available market or (ii) securities that are not registered under the 1933 Act, but which can be sold to qualified institutional investors in accordance with Rule 144A under the 1933 Act and which are deemed to be liquid pursuant to guidelines adopted by the Board of Trustees ("Restricted Securities");

         (i) invest more than 10% of its assets in Restricted Securities (including Rule 144A Securities);

         (j) invest for the purpose of exercising control over management of any company;

         (k) invest its assets in securities of any investment company, except by purchase in the open market involving only customary brokers' commissions or in connection with mergers, acquisitions of assets or consolidations and except as may otherwise be permitted by the 1940 Act; provided, however, that the Portfolio shall not invest in the shares of any open-end investment company unless (1) the Portfolio's Adviser waives any investment advisory fees with respect to such assets and (2) the Portfolio pays no sales charge in connection with the investment;

         (l) invest more than 5% of its total assets in securities of issuers (other than securities issued or guaranteed by U.S. or foreign government or political subdivisions thereof) which have (with predecessors) a record of less than three years' continuous operations;

         (m) write or acquire options or interests in oil, gas or other mineral explorations or development programs or leases.

PERCENTAGE AND RATING RESTRICTIONS

         If a percentage restriction or a rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by the Portfolio or a later change in the rating of a security held by the Portfolio is not considered a violation of policy; however, the Sub-Adviser will consider such change in its determination of whether to hold the security.

ITEM 14.  MANAGEMENT OF THE PORTFOLIO TRUST.

TRUSTEES AND OFFICERS

         The principal occupations of the Trustees and executive officers of the Portfolio Trust for the past five years are listed below. Asterisks indicate that those Trustees and officers who are "interested persons" (as defined in the 1940 Act) of the Portfolio Trust. The address of each, unless otherwise indicated, is 6 St. James Avenue, Boston, Massachusetts 02116.

FREDERICK C. CHEN, TRUSTEE, 126 Butternut Hollow Road, Greenwich, Connecticut 06830 - Management Consultant.

ALAN S. PARSOW*, TRUSTEE, 2222 Skyline Drive, Elkhorn, Nebraska 68022 - General Partner of Parsow Partnership, Ltd. (investments).

LARRY M. ROBBINS, TRUSTEE, Wharton Communication Program, University of Pennsylvania, 336 Steinberg Hall-Dietrich Hall, Philadelphia, Pennsylvania 19104
- Director of the Wharton Communication Program and Adjunct Professor of Management at the Wharton School of the University of Pennsylvania.

MICHAEL SEELY, TRUSTEE, 405 Lexington Avenue, Suite 909, New York, New York 10174 - President of Investor Access Corporation (investor relations consulting firm).

PHILIP W. COOLIDGE*, PRESIDENT, Chairman and Chief Executive Officer, Signature Financial Group, Inc. ("SFG"); Chairman and Chief Executive Officer, Signature Broker- Dealer Services ("SBDS") (since April, 1989); Director, Signature (Cayman) (since March, 1992); Chairman, Chief Executive Officer and President, Signature (since May, 1993).

JOHN R. ELDER*, TREASURER, Vice President, SFG (since April, 1995); Treasurer, Phoenix Family of Mutual Funds (prior to April 1995).

LINDA T. GIBSON*, ASSISTANT SECRETARY, Legal Counsel and Assistant Secretary, SFG (since June, 1991); Assistant Secretary, SBDS (since October, 1992); Assistant Secretary, Signature (since May, 1993); law student, Boston University School of Law (prior to May, 1992).

JAMES E. HOOLAHAN*, VICE PRESIDENT, Senior Vice President, SFG (since December,
1989).

SUSAN JAKUBOSKI*, ASSISTANT SECRETARY AND ASSISTANT TREASURER, P.O. Box 2494, Elizabethan Square, George Town, Grand Cayman, Cayman Islands, B.W.I. - Vice President, Assistant Secretary and Assistant Treasurer; Manager and Senior Fund Administrator, SFG and Signature (Cayman) (since August 1994); Assistant Treasurer, SBDS (since September 1994); Fund Compliance Administrator, Concord Financial Group, Inc. (from November 1990 to August 1994); Senior Fund Accountant, Neuberger & Berman Management Incorporated (from February 1988 to November 1990).

THOMAS M. LENZ*, SECRETARY, Senior Vice President and Associate General Counsel, SFG (since November, 1989); Assistant Secretary, SBDS (since February, 1991); Assistant Secretary, Signature (since May, 1993).

MOLLY S. MUGLER*, ASSISTANT SECRETARY, Legal Counsel and Assistant Secretary, SFG; Assistant Secretary, SBDS (since April, 1989); Assistant Secretary, Signature (since May, 1993).

BARBARA M. O'DETTE*, ASSISTANT TREASURER, Assistant Treasurer, SFG; Assistant Treasurer, SBDS (since April, 1989); Assistant Treasurer, Signature (since May,
1993).

ANDRES E. SALDANA*, ASSISTANT SECRETARY, Legal Counsel and Assistant Secretary, SFG (since November, 1992); Assistant Secretary, SBDS (since September, 1993); Assistant Secretary, Signature (since May 1993); Attorney, Ropes & Gray (September, 1990 to November, 1992).

         Messrs. Coolidge, Elder, Lenz and Saldana and Mss. Gibson, Jakuboski, Mugler and O'Dette are also Trustees and/or officers of certain other investment companies of which Signature (Cayman) or an affiliate is the administrator.

                               COMPENSATION TABLE

                                  Pension or
                                  Retirement                        Total
                                  Benefits         Estimated        Compensation
                  Aggregate       Accrued as Part  Annual           From Fund
Name of           Compensation    of Portfolio     Benefits Upon    Complex Paid
TRUSTEE           FROM PORTFOLIO  EXPENSES         RETIREMENT       TO TRUSTEES
Frederick C. Chen   $777            none             none             $5,650

Alan S. Parsow      $777            none             none             $5,650

Larry M. Robbins    $777            none             none             $5,650

Michael Seely       $777            none             none             $5,050

         The compensation table above reflects the fees received by the Trustees from the Portfolio for the period from January 9, 1995 (commencement of operations) to October 31, 1995. The Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio will receive an annual retainer of $3,600 and a fee of $1,000 (effective November 1, 1995) for each meeting of the Board of Trustees or committee thereof attended.

         The Portfolio Trust's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their officers with the Portfolio Trust, unless, as to liability to the Portfolio Trust or its investors, it is finally adjudicated that they engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

         Moreover, Republic, its officers and employees do not express any opinion with respect to the advisability of any purchase of such securities.

         As of February 20, 1996, the Trustees and officers of the Portfolio Trust, as a group, owned less than 1% of the outstanding shares of the Portfolio.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of February 20, 1996, Republic Fixed Income Fund owned 73% and Republic Fixed Income Fund Ltd. owned 27% of the aggregate outstanding interests in the Portfolio. A holder who controls more than 25% of the outstanding beneficial interests in the Portfolio may take actions without the approval of other holders of beneficial interests in the Portfolio.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

INVESTMENT MANAGER

         Republic is the investment manager to the Portfolio pursuant to an investment management agreement (the "Investment Management Contract") with the Portfolio Trust. For its services, the investment manager receives no compensation from the Portfolio.

         The Investment Management Contract will remain in effect until November 21, 1996, and will continue in effect thereafter from year to year with respect to the Portfolio, provided such continuance is approved annually (i) by the holders of a majority of the outstanding voting securities of the Portfolio or by the Portfolio Trust's Board of Trustees, and (ii) by a majority of the Trustees of the Portfolio Trust who are not parties to such Agreement or "interested persons" (as defined in the 1940 Act) of any such party. The Agreement may be terminated with respect to the Portfolio without penalty by either party on 60 days' written notice and will terminate automatically if assigned.

         Republic is a wholly-owned subsidiary of Republic New York Corporation, a registered bank holding company. No securities or instruments issued by Republic New York Corporation or Republic will be purchased for the Portfolio.

         Republic complies with applicable laws and regulations, including the regulations and rulings of the U.S. Comptroller of the Currency relating to fiduciary powers of national banks. These regulations provide, in general, that assets managed by a national bank as fiduciary shall not be invested in stock or obligations of, or property acquired from, the bank, its affiliates or their directors, officers or employees or other persons with substantial connections with the bank. The regulations further provide that fiduciary assets shall not be sold or transferred, by loan or otherwise, to the bank or persons connected with the bank as described above. Republic, in accordance with federal banking laws, may not purchase for its own account securities of any investment company the investment adviser of which it controls, extend credit to any such investment company, or accept the securities of any such investment company as collateral for a loan to purchase such securities. Moreover, Republic, its officers and employees do not express any opinion with respect to the advisability of any purchase of such securities.

         The investment advisory services of Republic to the Portfolio are not exclusive under the terms of the Investment Management Contract. Republic is free to and does render investment advisory services to others.

SUB-ADVISER

         Pursuant to a sub-advisory agreement with Republic (the "Sub-advisory Agreement"), MAS, as the Portfolio's Sub-Adviser, is responsible for the investment management of the Portfolio's assets, including making investment decisions and placing orders for the purchase and sale of securities for the Portfolio directly with the issuers or with brokers or dealers selected by MAS or Republic in its discretion. See Item 17. MAS also furnishes to the Board of Trustees of the Portfolio Trust, which has overall responsibility for the business and affairs of the Portfolio Trust, periodic reports on the investment performance of the Portfolio.

         For its services, MAS receives from the Portfolio a fee, computed daily and based on the Portfolio's average daily net assets, equal on an annual basis to 0.375% on net assets up to $50 million, 0.25% on net assets over $50 million and up to $95 million, $300,000 on net assets over $95 million and up to $150 million, 0.20% on net assets over $150 million and up to $250 million, and 0.15% on net assets over $250 million. For the period from January 9, 1995 (commencement of operations) to October 31, 1995, sub- advisory fees aggregated $53,963.

         The investment advisory services of MAS to the Portfolio are not exclusive under the terms of the Sub-Advisory Agreement. MAS is free to and does render investment advisory services to others.

ADMINISTRATOR

         The Administrative Services Agreement is terminable with respect to the Portfolio without penalty at any time by vote of a majority of the Trustees, or by Signature (Cayman), upon not less than 60 days' written notice to the Portfolio Trust. The Agreement provides that neither the Administrator nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the administration of the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Administrative Services Agreement. For the period from January 9, 1995 (commencement of operations) to October 31, 1995, administrative fees aggregated $7,195.

FUND ACCOUNTING AGENT

         Pursuant to a fund accounting agreement, Signature serves as fund accounting agent to the Portfolio. For its services to the Portfolio, Signature receives fees payable monthly equal on an annual basis to $40,000. For the period from January 9, 1995 (commencement of operations) to October 31, 1995, fund accounting fees aggregated $32,438, of which $10,115 was waived.

EXPENSES

         Republic and Signature have voluntarily agreed to waive a portion of their fees, and to the extent necessary, reimburse the Portfolio for additional expenses during the period January 9, 1995 through October 31, 1995. For the period ended October 31, 1995, expenses of the Portfolio were voluntarily limited to no more than 0.46% of average daily net assets on an annualized basis. For the period ended October 31, 1995, Republic and Signature waived fees and reimbursed expenses aggregating $77,292.

CUSTODIAN AND TRANSFER AGENT

         Investors Bank & Trust Company ("IBT") serves as custodian and transfer agent for the Portfolio pursuant to a custodian agreement and a transfer agency agreement, respectively. The Custodian may use the services of sub-custodians with respect to the Portfolio.

INDEPENDENT AUDITORS

         For the fiscal year ended October 31, 1995 Ernst & Young, One Capital Place, George Town, Grand Cayman, Cayman Islands, served as independent auditors of the Portfolio.

         The Portfolio has appointed KPMG Peat Marwick, Grand Cayman, Cayman Islands as its independent accountant for the fiscal year ended October 31, 1996, who will audit its financial statements.

COUNSEL

         Dechert Price & Rhoads, 1500 K Street, N.W., Washington, D.C. 20005, acts as counsel to the Portfolio Trust.


ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Sub-Adviser is primarily responsible for portfolio decisions and the placing of portfolio transactions. In placing orders for the Portfolio, the primary consideration is prompt execution of orders in an effective manner at the most favorable price, although the Portfolio does not necessarily pay the lowest spread or commission available. Other factors taken into consideration are the dealer's general execution and operational facilities, the type of transaction involved and other factors such as the dealer's risk in positioning the securities. To the extent consistent with applicable legal requirements, the Sub-Adviser may place orders for the purchase and sale of portfolio investments for the Portfolio with Republic New York Securities Corporation.

         As permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"), the Sub-Adviser may cause the Portfolio to pay a broker-dealer which provides "brokerage and research services" (as defined in the 1934 Act) to the Sub-Adviser an amount of commission for effecting a securities transaction for the Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction.

         Investment decisions for the Portfolio and for the other investment advisory clients of the Sub-Adviser are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought for certain clients even though it could have been sold for other clients at the same time, and a particular security may be sold for certain clients even though it could have been bought for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. In some instances, one client may sell a particular security to another client. Two or more clients may simultaneously purchase or sell the same security, in which event each day's transactions in that security are, insofar as practicable, averaged as to price and allocated between such clients in a manner which in the Sub-Adviser's opinion is equitable to each and in accordance with the amount being purchased or sold by each. In addition, when purchases or sales of the same security for the Portfolio and for other clients of the Sub-Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantage available to large denomination purchases or sales. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients in terms of the price paid or received or of the size of the position obtainable.

         Because the Portfolio invests primarily in fixed-income securities, it is anticipated that most purchases and sales will be with the issuer or with underwriters of or dealers in those securities, acting as principal. Accordingly, the Portfolio would not ordinarily pay significant brokerage commissions with respect to securities transactions.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is a series of Republic Portfolios (the "Portfolio Trust"), which is organized as a trust under the laws of the State of New York. Under the Portfolio Trust' Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolio. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.

         Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

         Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust' Trustees it is necessary or desirable to submit matters for an investor vote. The Portfolio Trust' Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust of the Portfolio Trust, or as required by law or by the Portfolio Trust' registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.

         The Portfolio Trust or any Series (including the Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved (a) at a meeting of investors by investors representing the lesser of (i) 67% or more of the beneficial interests in the affected Series present of represented at such meeting, if investors in more than 50% of all such beneficial interests are present or represented by proxy, or (ii) more than 50% of all such beneficial interests, or (b) by an instrument in writing without a meeting, consented to by investors representing not less than a majority of the beneficial interests in the affected Series. The Portfolio Trust or any Series (including the Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), (ii) by the Trustees by written notice to its investors, or (iii) upon the bankruptcy or expulsion of an investor in the affected Series, unless the investors in such Series, by majority vote, agree to continue the Series. The Portfolio Trust will be dissolved upon the dissolution of the last remaining Series.

         The Portfolio Trust' Declaration of Trust provides that obligations of the Portfolio Trust are not binding upon the Trustees individually but only upon the property of the Portfolio Trust and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

         The Portfolio Trust' Declaration of Trust further provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio Trust, unless, as to liability to the Portfolio Trust or its investors, it is finally adjudicated that they engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 in Part A of this Registration Statement.

         An investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. As of the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

         Bonds and other fixed-income securities listed on a foreign exchange are valued at the latest quoted sales price available before the time when assets are valued. For purposes of determining the Portfolio's net asset value, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the bid price of such currencies against U.S. dollars last quoted by any major bank.

         Bonds and other fixed-income securities which are traded over-the-counter and on a stock exchange will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed-income securities this ordinarily will be the over-the-counter market. Bonds and other fixed income securities (other than short-term obligations but including listed issues) in the Portfolio's portfolio may be valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Portfolio Trust. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques which take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees of the Portfolio Trust. Futures contracts are normally valued at the settlement price on the exchange on which they are traded. Portfolio securities (other than short-term obligations) for which there are no such valuations are valued at fair value as determined in good faith under the direction of the Board of Trustees of the Portfolio Trust.

         Interest income on long-term obligations in the Portfolio's portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of premium.

         Subject to the Portfolio Trust's compliance with applicable regulations, the Portfolio Trust has reserved the right to pay the withdrawal price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interest being sold. If an investor received a distribution in kind, the investor could incur brokerage or other charges in converting the securities to cash.

ITEM 20.  TAX STATUS.

         The Portfolio Trust is organized as a New York trust. The Portfolio is not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts. However each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio Trust) of the

Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code, and regulations promulgated thereunder.

         Each year, in order for investors that are registered investment companies ("Funds") to qualify as a "regulated investment company" ("RIC") under the Code, at least 90% of the Fund's investment company taxable income (which includes, among other items, interest, dividends and the excess of net short-term capital gains over net long-term capital losses) must be distributed to Fund shareholders and the Portfolio must meet certain diversification of assets, source of income, and other requirements. If the Portfolio does not so qualify, a Fund will be taxed as an ordinary corporation.

         The Portfolio Trust intends to apply to the Internal Revenue Service for rulings, including, among others, rulings to the effect that (1) the Portfolio will be treated for federal income tax purposes as a partnership and
(2) for purposes of determining whether each Fund satisfies the income and diversification requirements to maintain its status as a RIC, each Fund, as an investor in the Portfolio, will be deemed to own a proportionate share of the Portfolio's income attributable to that share. While the IRS has issued substantially similar rulings in the past, and Signature (Cayman) anticipates that the Portfolio Trust will receive the rulings it seeks, the IRS has complete discretion in granting rulings and complete assurance cannot be given that such rulings will be obtained. The Portfolio Trust has advised Fund investors that it intends to conduct the Portfolio's operations so as to enable the Fund to satisfy those requirements.

         The Portfolio, since it is taxed as a partnership, is not subject to federal income taxation. Instead, an investor must take into account, in computing its federal income tax liability, its share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio.

         Withdrawals by investors from the Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent that any cash distributed exceeds the basis of the investor's interest in the Portfolio prior to the distribution,
(2) income or gain will be realized if the withdrawal is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, and (3) loss will be recognized if the distribution is in liquidation of that entire interest and consists solely of cash and/or unrealized receivables. The basis of an investor's interest in the Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor's share of income from the Portfolio and decreased by the amount of any cash distributions and the basis of any property distributed from the Portfolio.

         There are certain tax issues that will be relevant to only certain of the investors, specifically investors that are segregated asset accounts and investors who contribute assets rather than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

         If the Portfolio is the holder of record of any stock on the record date for any dividends payable with respect to such stock, such dividends are included in the Portfolio's gross income not as of the date received but as of the later of (a) the date such stock became ex-dividend with respect to such dividends (I.E., the date on which a buyer of the stock would not be entitled to receive the declared, but unpaid, dividends) or (b) the date the Portfolio acquired such stock. Accordingly, in order to satisfy its income distribution requirements, investors may be required to pay dividends based on anticipated earnings.

         Some of the debt securities that may be acquired by the Portfolio may be treated as debt securities that are originally issued at a discount. Original issue discount can generally be defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although no cash income is actually received by the Portfolio, original issue discount on a taxable debt security earned in a given year generally is treated for federal income tax purposes as interest and, therefore, such income would be subject to the distribution requirements of the Code.

         Some of the debt securities may be purchased by the Portfolio at a discount which exceeds the original issue discount on such debt securities, if any. This additional discount represents market discount for federal income tax purposes. Generally, the gain realized on the disposition of any debt security acquired by the Portfolio will be treated as ordinary income to the extent it does not exceed the accrued market discount on such debt security.

         Under certain circumstances, investors may be taxed on income deemed to be earned from certain CMO residuals.

OPTIONS, FUTURES, FORWARD CONTRACTS AND SWAP CONTRACTS

         Some of the options, futures contracts, forward contracts and swap contracts entered into by the Portfolio may be "Section 1256 contracts." Section 1256 contracts held by the Portfolio at the end of its taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the
Code) are "marked-to-market" with unrealized gains or losses being treated as though they were realized. Any gains or losses, including "marked-to-market" gains or losses, on Section 1256 contracts are generally 60% long-term and 40% short-term capital gains or losses ("60/40") although all foreign currency gains and losses from such contracts may be treated as ordinary in character absent a special election.

         Generally, hedging transactions and certain other transactions in options, futures, forward contracts and swap contracts undertaken by the Portfolio may result in "straddles" for U.S. federal income tax purposes. The straddle rules may affect the character of gain or loss realized by the Portfolio. In addition, losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures, forward contracts and swap contracts to the Portfolio are not entirely clear. The transactions may increase the amount of short-term capital gain realized by the Portfolio.

         The Portfolio may make one or more of the elections available under the Code which are applicable to straddles. If the Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions.

         The 30% limit on gains from the disposition of certain options, futures, forward contracts and swap contracts held less than three months, and the qualifying income and diversification requirements applicable to the Portfolio assets, may limit the extent to which the Portfolio will be able to engage in these transactions.

         Rules governing the tax aspects of swap contracts are in a developing stage and are not entirely clear in certain respects. Accordingly, while an investor intends to account for such transactions in a manner deemed to be appropriate, the Internal Revenue Service might not necessarily accept such treatment. If it does not, the status of the investor as a regulated investment company might be affected. Certain requirements that must be met under the Code in order for the Fund to qualify as a regulated investment company may limit the extent to which the Fund will be able to engage in swap agreements.

         Under the Code, gains or losses attributable to fluctuations in exchange rates that occur between the time the Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or loss. Similarly, in disposing of debt securities denominated in foreign currencies and certain other foreign currency contracts, gains or losses attributable to fluctuations in the value of a foreign currency between the date the security or contract is acquired and the date it is disposed of are also usually treated as ordinary income or loss.

Under Section 988 of the Code, these gains or losses may increase or decrease the amount of a Fund's investment company taxable income to be distributed to shareholders as ordinary income.

         Earnings derived by the Portfolio from sources outside the U.S. may be subject to non-U.S. withholding and possibly other taxes. Such taxes may be reduced or eliminated under the terms of a U.S. income tax treaty and the Portfolio would undertake any procedural steps required to claim the benefits of such a treaty. With respect to any non-U.S. taxes actually paid by the Portfolio, if more than 50% in value of the Portfolio's total assets at the close of any taxable year consists of securities of foreign corporations, a Fund will elect to treat its share of any non-U.S. income and similar taxes the Portfolio pays as though the taxes were paid by the Fund's shareholders.

         The information above is only a summary of some of the tax considerations affecting the Portfolio and its investors. Income and capital gain allocated by the Portfolio, the Fund, and the Fund's distributions may also be subject to state, local, foreign or other taxes not discussed above. A prospective investor may wish to consult a tax advisor to determine the suitability of an investment in the Portfolio based on the prospective investor's tax situation.

ITEM 21.  UNDERWRITERS.

         The exclusive placement agent of the Portfolio Trust is Signature (Cayman), which receives no additional compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 22.  CALCULATIONS OF PERFORMANCE DATA.

         Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.

         The financial statements included in Republic Portfolios' current report to Investors filed with the SEC pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder are hereby incorporated herein by reference.




FT4177A

FT4176A

                                     PART B
                         INTERNATIONAL EQUITY PORTFOLIO

ITEM 10.  COVER PAGE.

         Not applicable.

ITEM 11.  TABLE OF CONTENTS.
          General Information and History................................B-1
          Investment Objective and Policies..............................B-1
          Management of the Portfolio Trust..............................B-6
          Control Persons and Principal Holders
          of Securities..................................................B-8
          Investment Advisory and Other Services.........................B-8
          Brokerage Allocation and Other Practices.......................B-11
          Capital Stock and Other Securities.............................B-12
          Purchase, Redemption and Pricing of
          Securities Being Offered.......................................B-14
          Tax Status.....................................................B-14
          Underwriters...................................................B-19
          Calculations of Performance Data...............................B-19
          Financial Statements...........................................B-19

         References in this Part B to "Part A" are to the Part A relating to International Equity Portfolio (the "Portfolio"). Unless the context otherwise requires, terms defined in the Part A have the same meaning in this Part B as in the Part A.

ITEM 12.  GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.  INVESTMENT OBJECTIVE AND POLICIES.

         Part A contains additional information about the investment objectives and policies and management techniques of the Portfolio. This Part B should only be read in conjunction with Part A of the registration statement.

         The following supplements the information contained in Part A concerning the investment objective, policies and techniques of the Portfolio.

U.S. GOVERNMENT SECURITIES

         For liquidity purposes and for temporary defensive purposes, the Portfolio may invest in U.S. Government securities held directly or under repurchase agreements. U.S. Government securities include bills, notes, and bonds issued by the U.S. Treasury and securities issued or guaranteed by agencies or instrumentalities of the U.S. Government.

         Some U.S. Government securities are supported by the direct full faith and credit pledge of the U.S. Government; others are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as securities issued by the Federal National Mortgage Association ("FNMA"), are supported by the discretionary authority of the U.S. Government to purchase the agencies' obligations; and others are supported only by the credit of the issuing or guaranteeing instrumentality. There is no assurance that the U.S. Government will provide financial support to an instrumentality it sponsors when it is not obligated by law to do so.

         The Portfolio may buy securities that are convertible into common stock. The following is a brief description of the various types of convertible securities in which the Portfolio may invest.

         CONVERTIBLE BONDS are issued with lower coupons than non-convertible bonds of the same quality and maturity, but they give holders the option to exchange their bonds for a specific number of shares of the company's common stock at a predetermined price. This structure allows the convertible bond holder to participate in share price movements in the company's common stock. The actual return on a convertible bond may exceed its stated yield if the company's common stock appreciates in value, and the option to convert to common shares becomes more valuable.

         CONVERTIBLE PREFERRED STOCKS are non-voting equity securities that pay a fixed dividend. These securities have a convertible feature similar to convertible bonds; however, they do not have a maturity date. Due to their fixed-income features, convertible issues typically are more sensitive to interest rate changes than the underlying common stock. In the event of liquidation, bondholders would have claims on company assets senior to those of stockholders; preferred stockholders would have claims senior to those of common stockholders.

         WARRANTS entitle the holder to buy the issuer's stock at a specific price for a specific period of time. The price of a warrant tends to be more volatile than, and does not always track, the price of its underlying stock. Warrants are issued with expiration dates. Once a warrant expires, it has no value in the market.

         RIGHTS represent a privilege granted to existing shareholders of a corporation to subscribe to shares of a new issue of common stock before it is offered to the public.

REPURCHASE AGREEMENTS

         The Portfolio may invest in instruments subject to repurchase agreements only with member banks of the Federal Reserve System or "primary dealers" (as designated by the Federal Reserve Bank of New York) in U.S. Government securities. Under the terms of a typical repurchase agreement, an underlying debt instrument would be acquired for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase the instrument at a fixed price and time, thereby determining the yield during the Portfolio's holding period. This results in a fixed rate of return insulated from market fluctuations during such period. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. Repurchase agreements may be deemed to be loans under the Investment Company Act of 1940, as amended (the "1940 Act"). All repurchase agreements entered into on behalf of the Portfolio are fully collateralized at all times during the period of the agreement in that the value of the underlying security is at least equal to the amount of the loan, including accrued interest thereon, and the Portfolio or its custodian bank has possession of the collateral, which the Portfolio Trust's Board of Trustees believes gives the Portfolio a valid, perfected security interest in the collateral. Whether a repurchase agreement is the purchase and sale of a security or a collateralized loan has not been definitively established. This could become an issue in the event of the bankruptcy of the other party to the transaction. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Board of Trustees of the Portfolio Trust believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. The Portfolio will not invest in a repurchase agreement maturing in more than seven days if any such investment together with illiquid securities held for the Portfolio exceed 10% of the Portfolio's net assets.

INVESTMENT RESTRICTIONS

         The Portfolio Trust (with respect to the Portfolio) has adopted the following investment restrictions which may not be changed without approval by holders of a "majority of the outstanding voting securities" of the Portfolio, which as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding "voting securities" of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding "voting securities" are present or represented by proxy, or (ii) more than 50% of the outstanding "voting securities". The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

         As a matter of fundamental policy, the Portfolio will not:

         (1)invest in physical commodities or contracts on physical commodities:

         (2) purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interests in real estate;

         (3) make loans except for the lending of portfolio securities pursuant to guidelines established by the Board of Trustees and except as otherwise in accordance with the Portfolio's investment objective and policies;

         (4) borrow money, except from a bank as a temporary measure to satisfy withdrawal requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings;

         (5) underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the Securities Act of 1933 in the disposition of restricted securities);

         (6) acquire any securities of companies within one industry, if as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position;

         (7)  issue senior securities, except as permitted under the 1940 Act;

         (8) with respect to 75% of its assets, the Portfolio will not purchase securities of any issuer if, as a result, more than 5% of the Portfolio's total assets taken at market value would be invested in the securities of any single issuer;

         (9) with respect to 75% of its assets, the Portfolio will not purchase a security if, as a result, the Portfolio would hold more than 10% of the outstanding voting securities of any issuer.

         The Portfolio is also subject to the following restrictions which may be changed by the Board of Trustees without investor approval.

         As a matter of non-fundamental policy, the Portfolio will not:

         (1) sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in options and futures contracts are not deemed to constitute short sales of securities;

         (2) purchase warrants, valued at the lower of cost or market, in excess of 10% of the value of its net assets. Included within that amount, but not to exceed 2% of the value of the Portfolio's net assets, may be warrants that are not listed on the New York or American

Stock Exchanges or an exchange with comparable listing requirements. Warrants attached to securities are not subject to this limitation;

         (3) purchase securities on margin, except for use of short-term credit as may be necessary for the clearance of purchases and sales of securities, but it may make margin deposits in connection with transactions in options, futures, and options on futures;

         (4) invest in securities that are not readily marketable or that are illiquid because their disposition is restricted under the federal securities laws other than securities that are not registered under the Securities Act of 1933, as amended (the "1933 Act") but which can be sold to qualified institutional investors in accordance with Rule 144A under the 1933 Act (collectively, "illiquid securities"), if, as a result, more than 15% of the Portfolio's net assets would be invested in illiquid securities;

         (5) invest more than 10% of the Portfolio's assets in restricted securities (including Rule 144A securities);

         (6) invest for the purpose of exercising control over management of any company;

         (7) invest its assets in securities of any investment company, except by purchase in the open market involving only customary brokers' commissions or in connection with mergers, acquisitions of assets or consolidations and except as may otherwise be permitted by the 1940 Act;

         (8) invest more than 5% of its total assets in securities of issuers (other than securities issued or guaranteed by U.S. or foreign government or political subdivisions thereof) which have (with predecessors) a record of less than three years' continuous operations;

         (9) write or acquire options or interests in oil, gas or other mineral explorations or development programs or leases.

PERCENTAGE AND RATING RESTRICTIONS

         If a percentage restriction or a rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by the Portfolio or a later change in the rating of a security held by the Portfolio is not considered a violation of policy; however, the Sub-Adviser will consider such change in its determination of whether to hold the security.

ITEM 14.  MANAGEMENT OF THE PORTFOLIO TRUST.

TRUSTEES AND OFFICERS

         The principal occupations of the Trustees and executive officers of the Portfolio Trust for the past five years are listed below. Asterisks indicate that those Trustees and officers who are "interested persons" (as defined in the 1940 Act) of the Portfolio Trust. The address of each, unless otherwise indicated, is 6 St. James Avenue, Boston, Massachusetts 02116.

FREDERICK C. CHEN, TRUSTEE, 126 Butternut Hollow Road, Greenwich, Connecticut 06830 - Management Consultant.

ALAN S. PARSOW*, TRUSTEE, 2222 Skyline Drive, Elkhorn, Nebraska 68022 - General Partner of Parsow Partnership, Ltd. (investments).

LARRY M. ROBBINS, TRUSTEE, Wharton Communication Program, University of Pennsylvania, 336 Steinberg Hall-Dietrich Hall, Philadelphia, Pennsylvania 19104
- Director of the Wharton Communication Program and Adjunct Professor of Management at the Wharton School of the University of Pennsylvania.

MICHAEL SEELY, TRUSTEE, 405 Lexington Avenue, Suite 909, New York, New York 10174 - President of Investor Access Corporation (investor relations consulting firm).

PHILIP W. COOLIDGE*, PRESIDENT, Chairman and Chief Executive Officer, Signature Financial Group, Inc. ("SFG"); Chairman and Chief Executive Officer, Signature Broker- Dealer Services, Inc. ("SBDS") (since April, 1989); Director, Signature (Cayman) (since March, 1992); Chairman, Chief Executive Officer and President, Signature (since May, 1993).

JOHN R. ELDER*, TREASURER, Vice President, SFG (since April, 1995); Treasurer, Phoenix Family of Mutual Funds (prior to April, 1995).

LINDA T. GIBSON*, ASSISTANT SECRETARY, Legal Counsel and Assistant Secretary, SFG (since June, 1991); Assistant Secretary, SBDS (since October, 1992); Assistant Secretary, Signature (since May, 1993); law student, Boston University School of Law (prior to May, 1992).

JAMES E. HOOLAHAN*, VICE PRESIDENT, Senior Vice President, SFG (since December,
1989).

SUSAN JAKUBOSKI*, ASSISTANT SECRETARY AND ASSISTANT TREASURER, P.O. Box 2494, Elizabethan Square, George Town, Grand Cayman, Cayman Islands, B.W.I. - Vice President, Assistant Secretary and Assistant Treasurer; Manager and Senior Fund Administrator, SFG and Signature (Cayman) (since August 1994); Assistant Treasurer, SBDS (since September

1994); Fund Compliance Administrator, Concord Financial Group, Inc. (from November 1990 to August 1994); Senior Fund Accountant, Neuberger & Berman Management Incorporated (from February 1988 to November 1990).

THOMAS M. LENZ*, SECRETARY, Senior Vice President and Associate General Counsel, SFG (since November, 1989); Assistant Secretary, SBDS (since February, 1991); Assistant Secretary, Signature (since May, 1993).

MOLLY S. MUGLER*, ASSISTANT SECRETARY, Legal Counsel and Assistant Secretary, SFG; Assistant Secretary, SBDS (since April, 1989); Assistant Secretary, Signature (since May, 1993).

BARBARA M. O'DETTE*, ASSISTANT TREASURER, Assistant Treasurer, SFG; Assistant Treasurer, SBDS (since April, 1989); Assistant Treasurer, Signature (since May,
1993).

ANDRES E. SALDANA*, ASSISTANT SECRETARY, Legal Counsel and Assistant Secretary, SFG (since November, 1992); Assistant Secretary, SBDS (since September, 1993); Assistant Secretary, Signature (since May, 1993); Attorney, Ropes & Gray (September, 1990 to November, 1992).

         Messrs. Coolidge, Elder, Lenz and Saldana and Mss. Gibson, Jakuboski, Mugler and O'Dette are also Trustees and/or officers of certain other investment companies of which Signature (Cayman) or an affiliate is the administrator.


                               COMPENSATION TABLE

                                  Pension or
                                  Retirement                        Total
                                  Benefits         Estimated        Compensation
                  Aggregate       Accrued as Part  Annual           From Fund
Name of           Compensation    of Portfolio     Benefits Upon    Complex Paid
TRUSTEE           FROM PORTFOLIO  EXPENSES         RETIREMENT       TO TRUSTEES
Frederick C. Chen   $777            none             none             $5,650

Alan S. Parsow      $777            none             none             $5,650

Larry M. Robbins    $777            none             none             $5,650

Michael Seely       $777            none             none             $5,050

         The compensation table above reflects the fees received by the Trustees from the Portfolio for the period from January 9, 1995 (commencement of operations) to October 31, 1995. The Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio will receive an annual retainer of $3,600 and a fee of $1,000 (effective November 1, 1995) for each meeting of the Board of Trustees or committee thereof attended.

         As of February 20, 1996, the Trustees and officers of the Portfolio Trust, as a group, owned less than 1% of the outstanding shares of the Portfolio.

         The Portfolio Trust's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their officers with the Portfolio Trust, unless, as to liability to the Portfolio Trust or its investors, it is finally adjudicated that they engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of February 20, 1996, Republic International Equity Fund owned 76% and Republic International Equity Fund, Ltd. owned 24% of the aggregate outstanding interests in the Portfolio. A holder who controls more than 25% of the outstanding beneficial shares in the Portfolio may take actions without the approval of other holders of beneficial interests in the Portfolio.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT MANAGER

         Republic is the investment manager to the Portfolio pursuant to an investment management agreement (the "Investment Management Contract") with the Portfolio Trust. For its services, the investment manager receives no compensation from the Portfolio.

         The Investment Management Contract will remain in effect until November 21, 1996, and will continue in effect thereafter from year to year with respect to the Portfolio, provided such continuance is approved annually (i) by the holders of a majority of the outstanding voting securities of the Portfolio or by the Portfolio Trust's Board of Trustees, and (ii) by a majority of the Trustees of the Portfolio Trust who are not parties to such Agreement or "interested persons" (as defined in the 1940 Act) of any such party. The Agreement may be terminated with respect to the Portfolio without penalty by either party on 60 days' written notice and will terminate automatically if assigned.

         Republic is a wholly-owned subsidiary of Republic New York Corporation, a registered bank holding company. No securities or instruments issued by Republic New York Corporation or Republic will be purchased for the Portfolio.

         Republic complies with applicable laws and regulations, including the regulations and rulings of the U.S. Comptroller of the Currency relating to fiduciary powers of national banks. These regulations provide, in general, that assets managed by a national bank as fiduciary shall not be invested in stock or obligations of, or property acquired from, the bank, its affiliates or their directors, officers or employees or other persons with substantial connections with the bank. The regulations further provide that fiduciary assets shall not be sold or transferred, by loan or otherwise, to the bank or persons connected with the bank as described above. Republic, in accordance with federal banking laws, may not purchase for its own account securities of any investment company the investment adviser of which it controls, extend credit to any such investment company, or accept the securities of any such investment company as collateral for a loan to purchase such securities. Moreover, Republic, its officers and employees do not express any opinion with respect to the advisability of any purchase of such securities.

         The investment advisory services of Republic to the Portfolio are not exclusive under the terms of the Investment Management Contract. Republic is free to and does render investment advisory services to others.

SUB-ADVISER

         Pursuant to a sub-advisory agreement with Republic (the "Sub-advisory Agreement"), CGTC, as the Portfolio's Sub-Adviser, is responsible for the investment management of the Portfolio's assets, including making investment decisions and placing orders for the purchase and sale of securities for the Portfolio directly with the issuers or with brokers or dealers selected by Republic in its discretion. See Item 17. CGTC also furnishes to the Board of Trustees of the Portfolio Trust, which has overall responsibility for the business and affairs of the Portfolio Trust, periodic reports on the investment performance of the Portfolio.

         For its services, CGTC receives from the Portfolio a fee, computed daily and based on the Portfolio's average daily net assets, at the annual rate of 0.70% of net assets up to $25 million, 0.55% of net assets over $25 million up to $50 million, 0.425% of net assets over $50 million up to $250 million, and 0.375% of net assets in excess of $250 million. For the period from January 9, 1995 (commencement of operations) to October 31, 1995, sub- advisory fees aggregated $131,059.

         The investment advisory services of CGTC to the Portfolio are not exclusive under the terms of the Sub-Advisory Agreement. CGTC is free to and does render investment advisory services to others.

ADMINISTRATOR

         The Administrative Services Agreement is terminable with respect to the Portfolio, without penalty at any time by vote of a majority of the Trustees, or by Signature (Cayman), upon not less than 60 days' written notice to the Portfolio Trust. The Agreement provides that neither the Administrator nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the administration of the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Administrative Services Agreement. For the period from January 9, 1995 (commencement of operations) to October 31, 1995, administrative fees aggregated $9,433.

FUND ACCOUNTING AGENT

         Pursuant to a fund accounting agreement, Signature serves as fund accounting agent to the Portfolio. For its services to the Portfolio, Signature receives fees payable monthly equal on an annual basis to $50,000. For the period from January 9, 1995 (commencement of operations) to October 31, 1995, fund accounting fees aggregated $40,548, of which $12,835 was waived.

EXPENSES

         Republic and Signature have voluntarily agreed to waive a portion of their fees, and to the extent necessary, reimburse the Portfolio for additional expenses during the period January 9, 1995 to October 31, 1995. For the period ended October 31, 1995, expenses of the Portfolio were voluntarily limited to no more than 0.64% of average daily net assets on an annualized basis. For the period ended October 31, 1995, Republic and Signature waived fees and reimbursed expenses aggregating $142,669.

CUSTODIAN AND TRANSFER AGENT

         Investors Bank & Trust Company ("IBT") serves as custodian and transfer agent for the Portfolio pursuant to a custodian agreement and a transfer agency agreement, respectively. The Custodian may use the services of sub-custodians with respect to the Portfolio.

INDEPENDENT AUDITORS

         For the fiscal year ended October 31, 1995, Ernst & Young, One Capital Place, George Town, Grand Cayman, Cayman Islands, served as independent auditors of the Portfolio.

          The Portfolio has appointed KPMG Peat Marwick, Grand Cayman, Cayman Islands as its independent accountant for the fiscal year ended October 31, 1996, who will audit its financial statements.

COUNSEL

         Dechert Price & Rhoads, 1500 K Street, N.W., Washington, D.C. 20005, acts as counsel to the Portfolio Trust.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES

         The Sub-Adviser is primarily responsible for portfolio decisions and the placing of portfolio transactions. In placing orders for the Portfolio, the primary consideration is prompt execution of orders in an effective manner at the most favorable price, although the Portfolio does not necessarily pay the lowest spread or commission available. Other factors taken into consideration are the dealer's general execution and operational facilities, the type of transaction involved and other factors such as the dealer's risk in positioning the securities. To the extent consistent with applicable legal requirements, the Sub-Adviser may place orders for the purchase and sale of portfolio investments for the Portfolio with Republic New York Securities Corporation.

         As permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"), the Sub-Adviser may cause the Portfolio to pay a broker-dealer which provides "brokerage and research services" (as defined in the 1934 Act) to the Sub-Adviser an amount of commission for effecting a securities transaction for the Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction.

         Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and such other policies as the Trustees of the Portfolio Trust may determine, and subject to seeking the most favorable price and execution available, the Sub-Adviser may consider sales of shares of investors in the Portfolio as a factor in the selection of broker-dealers to execute portfolio transactions for the Portfolio.

         Investment decisions for the Portfolio and for the other investment advisory clients of the Sub-Adviser are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought for certain clients even though it could have been sold for other clients at the same time, and a particular security may be sold for certain clients even though it could have been bought for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. In some instances, one client may sell a particular security to another client. Two or more clients may simultaneously purchase or sell the same security, in which event each day's transactions in that security are, insofar as practicable, averaged as to price and allocated between such clients in a manner which in the Sub-Adviser's opinion is equitable to each and in accordance with the amount being purchased or sold by each. In addition, when purchases or sales of the same security for the Portfolio and for other clients of the Sub-Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantage available to large denomination purchases or sales. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients in terms of the price paid or received or of the size of the position obtainable.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is a series of Republic Portfolios (the "Portfolio Trust"), which is organized as a trust under the laws of the State of New York. Under the Portfolio Trust' Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolio. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.

         Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that series for all purposes.

Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

         Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust' Trustees it is necessary or desirable to submit matters for an investor vote. The Portfolio Trust' Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust of the Portfolio Trust, or as required by law or by the Portfolio Trust' registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.

         The Portfolio Trust or any Series (including the Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved (a) at a meeting of investors by investors representing the lesser of (i) 67% or more of the beneficial interests in the affected Series present of represented at such meeting, if investors in more than 50% of all such beneficial interests are present or represented by proxy, or (ii) more than 50% of all such beneficial interests, or (b) by an instrument in writing without a meeting, consented to by investors representing not less than a majority of the beneficial interests in the affected Series. The Portfolio Trust or any Series (including the Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), (ii) by the Trustees by written notice to its investors, or (iii) upon the bankruptcy or expulsion of an investor in the affected Series, unless the investors in such Series, by majority vote, agree to continue the Series. The Portfolio Trust will be dissolved upon the dissolution of the last remaining Series.

         The Portfolio Trust' Declaration of Trust provides that obligations of the Portfolio Trust are not binding upon the Trustees individually but only upon the property of the Portfolio Trust and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

         The Portfolio Trust' Declaration of Trust further provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio Trust, unless, as to liability to the Portfolio Trust or its investors, it is finally adjudicated that they engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.
See Item 4 in Part A of this Registration Statement.

         The net asset value of the Portfolio is determined on each day on which the New York Stock Exchange ("NYSE") is open for trading. As of the date of this Part B, the NYSE is open every weekday except for the days on which the following holidays are observed: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

         The Sub-Adviser typically completes its trading on behalf of the Portfolio in various markets before 4:00 p.m., and the value of portfolio securities is determined when the primary market for those securities closes for the day. Foreign currency exchange rates are also determined prior to 4:00 p.m. However, if extraordinary events occur that are expected to affect the value of a portfolio security after the close of the primary exchange on which it is traded, the security will be valued at fair value as determined in good faith under the direction of the Board of Trustees of the Portfolio Trust.

ITEM 20.  TAX STATUS.

         The Portfolio Trust is organized as a New York trust. The Portfolio is not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts. However each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code, and regulations promulgated thereunder.

         Each year, in order for investors that are registered investment companies ("Funds") to qualify as a "regulated investment company" ("RIC") under the Code, at least 90% of the Fund's investment company taxable income (which includes, among other items, interest, dividends and the excess of net short-term capital gains over net long-term capital losses) must be distributed to Fund shareholders and the Portfolio must meet certain diversification of assets, source of income, and other requirements. If the Portfolio does not so qualify, a Fund will be taxed as an ordinary corporation.

         The Portfolio Trust intends to apply to the Internal Revenue Service for rulings, including, among others, rulings to the effect that (1) the Portfolio will be treated for federal income tax purposes as a partnership and
(2) for purposes of determining whether each Fund satisfies the income and diversification requirements to maintain its status as a RIC, each Fund, as an investor in the Portfolio, will be deemed to own a proportionate share of the Portfolio's income attributable to that share. While the IRS has issued substantially similar rulings in the past, and Signature (Cayman) anticipates that the Portfolio Trust will receive the rulings it seeks, the IRS has complete discretion in granting rulings and complete assurance cannot be given that such rulings will be obtained. The Portfolio Trust has advised Fund investors that it intends to conduct the Portfolio's operations so as to enable the Fund to satisfy those requirements.

         The Portfolio, since it is taxed as a partnership, is not subject to federal income taxation. Instead, an investor must take into account, in computing its federal income tax liability, its share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio.

         Withdrawals by investors from the Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent that any cash distributed exceeds the basis of the investor's interest in the Portfolio prior to the distribution,
(2) income or gain will be realized if the withdrawal is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, and (3) loss will be recognized if the distribution is in liquidation of that entire interest and consists solely of cash and/or unrealized receivables. The basis of an investor's interest in the Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor's share of income from the Portfolio and decreased by the amount of any cash distributions and the basis of any property distributed from the Portfolio.

         There are certain tax issues that will be relevant to only certain of the investors, specifically investors that are segregated asset accounts and investors who contribute assets rather than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

         If the Portfolio is the holder of record of any stock on the record date for any dividends payable with respect to such stock, such dividends are included in the Portfolio's gross income not as of the date received but as of the later of (a) the date such stock became ex-dividend with respect to such dividends (I.E., the date on which a buyer of the stock would not be entitled to receive the declared, but unpaid, dividends) or (b) the date the Portfolio acquired such stock. Accordingly, in order to satisfy its income distribution requirements, investors may be required to pay dividends based on anticipated earnings.

         Some of the debt securities that may be acquired by the Portfolio may be treated as debt securities that are originally issued at a discount. Original issue discount can generally be defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although no cash income is actually received by the Portfolio, original issue discount on a taxable debt security earned in a given year generally is treated for federal income tax purposes as interest and, therefore, such income would be subject to the distribution requirements of the Code.

         Some of the debt securities may be purchased by the Portfolio at a discount which exceeds the original issue discount on such debt securities, if any. This additional discount represents market discount for federal income tax purposes. Generally, the gain realized on the disposition of any debt security acquired by the Portfolio will be treated as ordinary income to the extent it does not exceed the accrued market discount on such debt security.

         Under certain circumstances, investors may be taxed on income deemed to be earned from certain CMO residuals.

OPTIONS, FUTURES AND FORWARD CONTRACTS

         Some of the options, futures contracts and forward contracts entered into by the Portfolio may be "Section 1256 contracts." Section 1256 contracts held by the Portfolio at the end of its taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are "marked-to-market" with unrealized gains or losses being treated as though they were realized. Any gains or losses, including "marked-to-market" gains or losses, on Section 1256 contracts are generally 60% long-term and 40% short-term capital gains or losses ("60/40") although all foreign currency gains and losses from such contracts may be treated as ordinary in character absent a special election.

         Generally, hedging transactions and certain other transactions in options, futures and forward contracts undertaken by the Portfolio may result in "straddles" for U.S. federal income tax purposes. The straddle rules may affect the character of gain or loss realized by the Portfolio. In addition, losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures and forward contracts to the Portfolio are not entirely clear. The transactions may increase the amount of short-term capital gain realized by the Portfolio.

         The Portfolio may make one or more of the elections available under the Code which are applicable to straddles. If the Portfolio makes any of the elections, the amount, character, and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions.

         The 30% limit on gains from the disposition of certain options, futures and forward contracts held less than three months, and the qualifying income and diversification requirements applicable to the Portfolio assets, may limit the extent to which the Portfolio will be able to engage in these transactions.

         Rules governing the tax aspects of swap contracts are in a developing stage and are not entirely clear in certain respects. Accordingly, while an investor intends to account for such transactions in a manner deemed to be appropriate, the Internal Revenue Service might not necessarily accept such treatment. If it does not, the status of the investor as a regulated investment company might be affected. Certain requirements that must be net under the Code in order for the Fund to qualify as a regulated investment company may limit the extent to which the Fund will be able to engage in swap agreements.

         The Portfolio may invest in shares of foreign corporations (through
ADRs) which may be classified under the Code as passive foreign investment companies ("PFICs"). In general, a foreign corporation is classified as a PFIC if at least one-half of its assets constitute investment-type assets, or 75% or more of its gross income is investment-type income. If the Portfolio receives a so-called "excess distribution" with respect to PFIC stock, investors may be subject to a tax on a portion of the excess distribution, whether or not the corresponding income is distributed by the investor to shareholders. In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which the Portfolio held the PFIC shares. Investors will be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior taxable years and an interest factor will be added to the tax, as if the tax had been payable in such prior taxable years. Certain distributions from a PFIC as well as gain from the sale of PFIC shares are treated as excess distributions. Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been classified as capital gain.

         An investor may be eligible to elect alternative tax treatment with respect to PFIC shares held by the Portfolio. Under an election that currently is available in some circumstances, the Fund generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions are received from the PFIC in a given year. If this election were made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. In addition, another election may be available that would involve marking to market the Portfolio's PFIC shares at the end of each taxable year (and on certain other dates prescribed in the Code), with the result that unrealized gains are treated as though they were realized. If this election were made, tax at the Fund level under the PFIC rules would generally be eliminated, but the Fund could, in limited circumstances, incur nondeductible interest charges. The Fund's intention to qualify annually as a regulated investment company may limit its elections with respect to PFIC shares of the Portfolio.

         Because the application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss and the timing of the recognition of income with respect to PFIC shares, as well as subject a Fund itself to tax on certain income from PFIC shares, the amount that must be distributed to shareholders, and which will be taxed to shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a Fund that did not invest in PFIC shares.

         Under the Code, gains or losses attributable to fluctuations in exchange rates that occur between the time the Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or loss. Similarly, in disposing of debt securities denominated in foreign currencies and certain other foreign currency contracts, gains or losses attributable to fluctuations in the value of a foreign currency between the date the security or contract is acquired and the date it is disposed of are also usually treated as ordinary income or loss. Under Section 988 of the Code, these gains or losses may increase or decrease the amount of a Fund's investment company taxable income to be distributed to shareholders as ordinary income.

         The information above is only a summary of some of the tax considerations affecting the Portfolio and its investors. Income and capital gain allocated by the Portfolio may also be subject to state, local, foreign or other taxes not discussed above. A prospective investor may wish to consult a tax advisor to determine the suitability of an investment in the Portfolio based on the prospective investor's tax situation.

ITEM 21.  UNDERWRITERS.

         The exclusive placement agent of the Portfolio Trust is Signature (Cayman), which receives no additional compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 22.  CALCULATIONS OF PERFORMANCE DATA.

         Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.

         The financial statements included in Republic Portfolios' current report to Investors filed with the SEC pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder are hereby incorporated herein by reference.

FT4176A

PART C

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) The following financial statements are incorporated by reference into Item 23 of Part B:

FIXED INCOME PORTFOLIO

Schedule of Investments, October 31, 1995
Statement of Assets and Liabilities, October 31, 1995
Statement of Operations for the Period January 9, 1995 (commencement of operations) through October 31, 1995
Statement of Changes in Net Assets
Financial Highlights
Notes to Financial Statements, October 31, 1995

INTERNATIONAL EQUITY PORTFOLIO

Schedule of Investments, October 31, 1995
Statement of Assets and Liabilities, October 31, 1995
Statement of Operations for the Period January 9, 1995 (commencement of operations) through October 31, 1995
Statement of Changes in Net Assets
Financial Highlights
Notes to Financial Statements, October 31, 1995

(b) Exhibits.

1. Declaration of Trust of the Registrant.*

2. By-Laws of the Registrant.*

5(a). Master Investment Management Contract between Republic Portfolios and Republic National Bank of New York.*

5(b). Subadvisory Agreement between Republic Portfolios and Miller, Anderson & Sherrerd with respect to Fixed Income Portfolio.*

5(c). Subadvisory Agreement between Republic Portfolios and Capital Guardian Trust Company with respect to International Equity Portfolio.*

6. Exclusive Placement Agent Agreement between Republic Portfolios and Signature Financial Group (Grand Cayman) Limited ("Signature (Cayman)").1

8. Custodian Agreement between Republic Portfolios and Investors Bank & Trust Company.1

9. Administrative Services Agreement between Republic Portfolios and Signature (Cayman).1

9(a). Hub and Spoke(R) Processing and Fund Accounting Agreement between Republic Portfolios and Signature Financial Services, Inc.1

13(a). Initial investor representation letter regarding International Equity Portfolio.1

13(b). Initial investor representation letter regarding Fixed Income Portfolio.1

17. Financial Data Schedules.*

----------------------

* Filed herewith.

1. Incorporated herein by reference from the Registrant's registration statement on Form N-1A (File No. 811-8928) as filed with the Securities and Exchange Commission on December 21, 1994.

ITEM 25.          PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

         Not applicable.

ITEM 26.          NUMBER OF HOLDERS OF SECURITIES

         As of February 20, 1996, the number of record holders of each Portfolio was as follows:

Fixed Income Portfolio: 2
International Equity Portfolio: 2

ITEM 27.  INDEMNIFICATION

         Reference is hereby made to Article IV of the Registrant's Declaration of Trust. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees or officers of the Registrant by the Registrant pursuant to the Declaration of Trust of otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Investment Company Act of 1940, as amended (the "1940 Act") and, therefore, is unenforceable.

         A claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees or officers of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees or officers in connection with the shares being registered, the Registrant will, unless in the opinion of its Counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1940 Act and will be governed by the final adjudication of such issues.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

         (a) Republic National Bank of New York ("Republic") is a subsidiary of Republic New York Corporation ("RNYC"), 452 Fifth Avenue, New York, New York 10018, a registered bank holding company.

         (i) The name, position with Republic, address, principal occupation and type of business are set forth below for the directors of Republic, including those who are engaged in any other business, profession, vocation, or employment of a substantial nature:(1)

NAME
BUSINESS AND OTHER CONNECTIONS

Kurt Andersen
Executive Vice President and a Director of RNYC and Republic.

Albert S. Corwen
Director of RNYC and President of John Mullins & Sons, Inc., furniture retailer.

Cyril S. Dwek
Vice Chairman of the Board and Director of Republic and RNYC.

Ernest Ginsberg
Vice Chairman of the Board and Director of RNYC and Republic, and General Counsel to Republic.

Nathan Hasson
Vice Chairman of the Board, Director and Treasurer of
Republic and Vice Chairman of the Board and Director of RNYC.

Morris Hirsch
Director of and Senior Consultant to RNYC and Republic.

Jeffrey C. Keil
Vice Chairman of the Board and Director of RNYC and President and Director of Republic.

Peter Kimmelman
A private investor and a Director of RNYC and Republic.(2)

Leonard Lieberman
Director of various companies, including Consolidated Cigar
Corporation and Outlet Communications, Inc., Director of
RNYC and Republic.

Eugene Lubin
Director of Republic and President and Chief Executive
Officer of Lubin's Men's World, Inc.

William C. MacMillen, Jr.
President, William C. MacMillen & Co., Inc. (investment
Banking) and a Director of RNYC and Republic. Also a Director of Carroon & Black Corporation.(3)

Martin F.  Mertz
Chairman of the Executive Committee of the Board of Directors of The Republic Bank for Savings, a wholly owned subsidiary of RNYC, Director of RNYC and Republic.

Charles G. Meyer, Jr.
President of Cord Meyer Development Co., Director of
Republic.(4)

James L.  Morice
Partner in the management consulting and executive search firm of Mirtz Morice, Inc. and a Director of RNYC and Republic.(5)

E. Daniel Morris
President, Corsair Capital Corporation, Director of RNYC.

Dr. Janet L. Norwood
Senior Fellow at The Urban Institute (research organization), Director of RNYC and Republic.

John A. Pancetti
Chairman of the Board, Chief Executive Officer of Republic Bank for Savings, a wholly-owned subsidiary of RNYC. Director of RNYC and Republic.

The Hon. Javier Perez
De Cuellar
Former Secretary General of the United Nations and
Director of RNYC.

Vito S.  Portera
Vice Chairman of the Board, and a Director of RNYC and Republic. Also Chairman of the Board of Republic International Bank of New York, the wholly-owned Florida Edge Act subsidiary of Republic. Also Chairman of the Board and President of SafraCorp, a Florida bank holding company, and Chairman of its subsidiary bank.

Wilbur M. Rabinowitz
Private Investor and Director of RNYC.

William P. Rogers
Partner, Rogers & Wells and Director of RNYC and Republic.

Dov C. Schlein
President and Chief Operating Officer, and a Director of RNYC and Vice Chairman and Director of Republic.

Jacques Tawil
Director of RNYC (Suisse) S.A.

Richard Waters
Retired Executive Officer of The Sporting News Publishing
Company and Director of Republic.

Walter H. Weiner
Chairman of the Board and Director of Republic and RNYC.

Peter White
Senior Consultant and a Director of RNYC and Republic.

         (ii) The name, position with Republic, address, principal occupation and type of business are set forth below for certain senior executive officers of Republic, including those who are engaged in any other business, profession, vocation, or employment of a substantial nature:(1)

Walter H. Weiner
Chairman of the Board and Chief Executive Officer of Republic and RNYC.

Dov C. Schlein
President and Chief Executive Officer and Director of Republic and a Director and Vice Chairman of RNYC.

Cyril S. Dwek
Vice Chairman of the Board and a Director of Republic and RNYC.

Ernest Ginsberg
Vice Chairman of the Board, Director and General Counsel of Republic, a Vice Chairman and a Director of RNYC.

Nathan Hassan
Vice Chairman of the Board, Treasurer and a Director of Republic and Vice Chairman and a Director of RNYC.

Jeffrey C. Keil
Vice Chairman of the Board, and a Director of Republic and President and a Director of RNYC.

John A. Pancetti
Vice Chairman of the Board and a Director of Republic and RNYC. Also Chairman of the Board and Chief Executive Officer of the Manhattan Savings Bank, a wholly-owned savings bank subsidiary of RNYC.

Vito S. Portera
Vice Chairman of the Board and a Director of Republic and RNYC. Also Chairman of the Board of Republic International Bank of New York, the wholly-owned Florida Edge Act subsidiary of Republic. Also Chairman of the Board and President of SafraCorp, a Florida bank holding company, and Chairman of its subsidiary bank.

Kurt Andersen
Executive Vice President and a Director of Republic and RNYC.

Leslie E. Bains
Executive Vice President of Republic.

Anthony G. Chappell
Executive Vice President of Republic.

Patrick Constantinides
Executive Vice President of Republic.

Walter R. Cook
Executive Vice President of Republic.

Manuel L. Diaz
Executive Vice President, and a Director, President and Treasurer of Republic International Bank of New York, the wholly-owned Florida Edge Act Subsidiary of Republic.

Jean-Pierre Diels
Executive Vice President.

William A. Dueker, Jr.
Executive Vice President.

Adrian Fletcher
Executive Vice President, General Manager. and Chief
Operating Officer of Republic's London Branch.

Rick D. Friedlander
Executive Vice President of Republic.

John R. Gorman
Executive Vice President of Republic.

John H. Guiton
Executive Vice President of Republic.

John P. Holdcroft, Jr.
Executive Vice President and Comptroller of RNYC.

John M. Heffer
Executive Vice President of Republic.

John  D. Kaberle, Jr.
Executive Vice President and Comptroller of Republic and
RNYC.

Elie Krayem
Executive Vice President of Republic.

Morton Leader
Executive Vice President, and an Executive Vice President and a Director of Republic Factors Corp., the wholly-owned factoring subsidiary of RNYC.

Terrence G. Lloyd
Executive Vice President of Republic.

Alberto Munchnick
Executive Vice President of Republic.

Martin Rabinowitz
Executive Vice President of Republic.

Herbert J. Richman
Executive Vice President, and a Vice President of RNYC.

Thomas F. Robards
Executive Vice President and Treasurer of RNYC and
Executive Vice President of   Republic.

Elias Saal
Executive Vice President of Republic.

Daniel M. Schwartz
Executive Vice President of Republic.

John M. Scopaz
Executive Vice President of Republic.

Richard C. Spikerman
Executive Vice President of Republic.

John Tamberlane
Executive Vice President, and President of The Manhattan Savings Bank, a wholly-owned savings bank subsidiary of RNYC.

Moise Tawil
Executive Vice President of Republic.

Gerald N. Weiner
Executive Vice President of Republic.

Thomas F. Weiner
Executive Vice President of Republic.

George T. Wendler

Executive Vice President of Republic.
Peter F. Huezey
Senior Vice President and Director of Internal Audit of
Republic.

Robert Parkinson
Senior Vice President and Deputy Comptroller of RNYC.

William F. Rosenblum, Jr.
Senior Vice President, Senior Deputy General Counsel and Corporate Secretary of Republic and RNYC.

William H. Slattery
Senior Vice President and General Counsel of Republic.

Edmond J. Safra
Honorary Chairman of Republic and RNYC.

--------------------------------------
(1) Unless otherwise noted by footnote, the address of all directors and officers is 452 Fifth Avenue, New York, New York 10018
(2)      1270 Avenue of the Americas, Suite 3010, New York 10020
(3)      254 Victoria Place, Lawrence, New York 11559
(4)      19355 Turnberry Way, Apartment #8H, 32 Tower North, Miami Beach,
         Florida 33180
(5)      111-15 Queens Boulevard, 2nd Floor, Forest Hills, New York, New York
         11375

         (b) The name, position with Capital Guardian Trust Company ("CGTC"), address, principal occupation and type of business are set forth below for the directors and certain senior executive officers of CGTC, including those who are engaged in any other business, profession, vocation, or employment of a substantial nature:(1)

NAME
BUSINESS AND OTHER CONNECTIONS

Richard C. Barker
Chairman of the Board, CGTC and Capital International
Limited; Senior Vice President and Director, Capital
Management Services; Director, The Capital Group, Inc.
("Capital") and Capital Group International, Inc.(2)

Michael D. Beckman
Senior Vice and Treasurer, CGTC; Director, Capital
Guardian Trust Company of Nevada.(3)

Fred R. Betts
Senior Vice President, CGTC.(4)

Larry Paul Clemmensen
Director of CGTC, American Funds Distributors, Inc. and
American Funds Service Company; Executive Vice
President, Director, and Chief Financial Officer, Capital;
Senior Vice President and Director, Capital Research and
Management Company ("CRMC"); Senior Vice President and Treasurer, Capital Income Builder, Inc. and Capital
World Growth & Income Fund, Inc.

Don Ralph Conlan
Director, CGTC; President and Director, Capital, Capital
Group Research, Inc., and Capital Strategy Research, Inc.;
Senior Vice President and Director, CRMC; Director,
American Funds Distributors, Inc. and American Funds
Service Company.

David I. Fisher
Chairman of the Board, Capital and Capital International S.A.; Vice Chairman of the Board, CGTC, Capital International Limited, Emerging Markets Growth Fund, Inc., and Capital International K.K.; President and Director, Capital Group International, Inc., Capital International, Inc. and Capital International Limited (Bermuda); President and Principal Executive Officer, New World Investment Fund; Director, Capital Group Research, Inc., Capital Research International, Global Capital Management Limited, New Perspective Fund, Inc. and EuroPacific Growth Fund, Inc. (5)

William H. Hurt
Senior Vice President and Director, CGTC; Chairman of the Board, Capital Guardian Trust Company of Nevada and Capital Strategy Research, Inc.; Director, Capital.

Robert G. Kirby
Director, CGTC; Senior Partner, The Capital Group
Partners L.P.; Director, Lockheed Corporation.

Nancy J. Kyle
Senior Vice President-International and Director, CGTC.(6)

Karen L. Larson
Director, CGTC; President, Director, and Director of
Research, Capital Guardian Research Company
("CGRC").(5)

D. James Martin
Director, CGTC; Senior Vice President and Director,
CGRC.

John R. McIlwraith
Senior Vice President-International and Director, CGTC;
Senior Vice President and Director, Capital International
Limited.(2)

James R. Mulally
Senior Vice President - Fixed Income, CGTC; Senior Vice
President, Capital International Limited; Director,
CGRC.(5)

Victor M. Parachini
Senior Vice President, Director and Portfolio Manager,
CGTC.(2)

Robert V. Pennington
Senior Vice President, CGTC; President, Capital Guardian
Trust Company of Nevada.(6)

Jason M. Pilalas
Director, CGTC; Senior Vice President and Director,
CGRC.

Merlin E. Robertson
Senior Vice President, CGTC.

Robert Ronus
President, CGTC; Chairman, Capital Research International and CGRC; Senior Vice President, Capital International Limited and Capital International S.A.; Director, Capital Group International, Inc., Capital International, Inc., Capital International Fund, and Nomura Capital International Equity Fund.

James Fredric Rothenberg
Vice Chairman, CGTC; President and Director, CRMC;
President and Chief Executive Officer, The Growth Fund of America, Inc.; Director, Capital and Capital Group
Research, Inc.

John H. Seiter
Executive Vice President - Marketing, CGTC; Senior Vice President, Capital Group International, Inc.

Robert L. Spare
Senior Vice President, CGTC.

Eugene P. Stein
Executive Vice President and Director, CGTC; Director,
CGRC.

Douglas M. Urban
Senior Vice President, CGTC.(2)

Edus H. Warren, Jr.
Senior Vice President and Director, CGTC.(7)

--------------------------------------
(1) Unless otherwise noted by footnote, the address of all directors and officers is 333 South Hope Street, Los Angeles CA 90071.
(2)      Four Embarcadero Center, Suite 1800, San Francisco, CA 94111-4125.
(3)      135 South State College Blvd., Brea, CA 92621-5804.
(4) Promenade Two, 25th Floor, 1230 Peachtree Street, N.E., Atlanta, GA 30309-3575.
(5)      11100 Santa Monica Blvd., 15th Floor, Los Angeles, CA 90025-3302.
(6)      630 Fifth Avenue, 36th Floor, New York, NY 10111-0121.
(7)      25 Bedford Street, London, England WC2E 9HN.

         (c) The information required by this Item 28 with respect to each director, officer or partner of Miller Anderson & Sherrerd ("MAS" or the "Sub-Adviser") is incorporated by reference to Form ADV filed by MAS with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, as amended (File No. 801-10437).

ITEM 29.   PRINCIPAL UNDERWRITER

         Not applicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS

         The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the 1940 Act and the Rules thereunder will be maintained at the offices of Republic National Bank of New York, 452 Fifth Avenue, New York, New York 10018, Signature Financial Group (Cayman) Limited, P.O. Box 2494, Elizabethan Square, George Town, Grand Cayman, Cayman Islands, B.W.I., Signature Financial Services, Inc., 1 First Canadian Place, Suite 2800, P.O. Box 231, Toronto, Ontario, M5X 1C8, and Investors Bank & Trust Company, N.A., 89 South Street, Boston, Massachusetts 02111.

ITEM 31.  MANAGEMENT SERVICES

         Not applicable.

ITEM 32.  UNDERTAKINGS

         The Registrant undertakes to comply with Section 16(c) of the 1940 Act as though such provisions of the 1940 Act were applicable to the Registrant except that the request referred to in the third full paragraph thereof may only be made by shareholders who hold in the aggregate at least 10% of the outstanding shares of the Registrant, regardless of the net asset value or values of shares held by such requesting shareholders.

SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in George Town, Grand Cayman, Cayman Islands, B.W.I. on the 23rd day of February, 1996.

REPUBLIC PORTFOLIOS


By /S/ SUSAN JAKUBOSKI
   --------------------
   Susan Jakuboski
   Assistant Secretary and Assistant Treasurer
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EXHIBIT INDEX

NO.      EXHIBIT

1.       Declaration of Trust of the Registrant.

2.       By-Laws of the Registrant.

5(a). Master Investment Management Contract between Republic Portfolios and Republic National Bank of New York.

5(b). Subadvisory Agreement between Republic Portfolios and Miller, Anderson & Sherrerd with respect to Fixed Income Portfolio.

5(c). Subadvisory Agreement between Republic Portfolios and Capital Guardian Trust Company with respect to International Equity Portfolio.

17.      Financial Data Schedules.